                                                                   Exhibit 10.27
                                  OFFICE LEASE

                                     BETWEEN

                              WGP ASSOCIATES, LLC,
                      A VIRGINIA LIMITED LIABILITY COMPANY
                                  (AS LANDLORD)

                                       AND

            SAVVIS COMMUNICATIONS CORPORATION, A MISSOURI CORPORATION
                                   (AS TENANT)

Section                                                                     Page
1.   PRINCIPAL TERMS                                                          1
2.   GENERAL COVENANTS                                                        2
3.   TERM                                                                     3
4.   RENT                                                                     3
5.   COMPLETION OR REMODELING OF THE PREMISES                                 3
6.   OPERATING EXPENSES                                                       3
7.   SERVICES                                                                 3
8.   QUIET ENJOYMENT                                                          6
9.   DEPOSIT                                                                  6
10.  CHARACTER OF OCCUPANCY                                                   7
11.  MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD8
12.  ALTERATIONS AND REPAIRS BY TENANT                                        9
13.  CONSTRUCTION LIENS                                                       9
14.  SUBLETTING AND ASSIGNMENT                                               10
15.  DAMAGE TO PROPERTY                                                      12
16.  INDEMNITY TO LANDLORD                                                   12
17.  SURRENDER AND NOTICE                                                    12
18.  INSURANCE, CASUALTY, AND RESTORATION OF PREMISES                        12
19.  CONDEMNATION                                                            13
20.  DEFAULT BY TENANT                                                       14
21.  DEFAULT BY LANDLORD                                                     16
22.  SUBORDINATION AND ATTORNMENT                                            17
23.  REMOVAL OF TENANT'S PROPERTY                                            18
24.  HOLDING OVER: TENANCY MONTH-TO-MONTH                                    18
25.  PAYMENTS AFTER TERMINATION                                              18
26.  STATEMENT OF PERFORMANCE                                                19
27.  MISCELLANEOUS                                                           19
28.  AUTHORITIES FOR ACTION AND NOTICE                                       21
29.  PARKING                                                                 21
30.  SUBSTITUTE PREMISES                                                     22
31.  BROKERAGE                                                               22
32.  COUNTERPARTS                                                            22
33.  ADDENDUM/EXHIBITS                                                       22

                                 LEASE AGREEMENT

THIS LEASE, dated as of January 24, 2000, is by and between WGP ASSOCIATES, LLC, a Virginia limited liability company ("Landlord") and SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Tenant").

                              W I T N E S S E T H :

     1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

        1.1     "BUILDING":                  Worldgate Plaza II, 12851 Worldgate
                                             Drive, Herndon, Virginia

        1.2     "PREMISES":                  approximately    80,582    rentable
                                             square  feet  located  on the  5th,
                                             6th,  7th,  and 8th  floors,  which
                                             comprise   the   entirety   of  the
                                             Building

        1.3     "INITIAL TERM":              10 years, 3 months
                                             "Commencement Date": March 1, 2000
                                             "Expiration Date": May 31, 2010

        1.4     "BASE RENT":                                    Annual Per Rentable
                                             Period              Square Foot Rate         Monthly
                                             ------             -------------------       -------
                                             Months 1-12:               $25.85            $173,587.06 [See
                                                                                           Section 4]
                                             Months 13-24:              $26.68            $179,160.65
                                             Months 25-36:              $27.53            $184,868.54
                                             Months 37-48:              $28.41            $190,777.89
                                             Months 49-60:              $29.32            $196,821.54
                                             Months 61-72:              $31.24            $209,781.81
                                             Months 73-84:              $32.18            $216,094.06
                                             Months 85-96:              $33.15            $222,607.78
                                             Months 97-108:             $34.14            $229,255.79
                                             Months 109-120:            $35.16            $236,105.26
                                             Months 121-122:            $36.21            $243,156.19

          1.5     OPERATING EXPENSES:        Base Year: 2000
                                             Pro Rata Share: 100%

          1.6     DEPOSIT":                  $738,668.32   See Section 9

          1.7     "PERMITTED USE":           Primarily  as general  offices with
                                             ancillary  use for related  uses in
                                             accordance with Section 10

          1.8     "GUARANTOR":               Bridge Information Systems, Inc., a
                                             Missouri corporation

          1.9     PARKING:                   322 spaces in the Parking Garage or
                                             surface parking for the Building in
                                             accordance with Section 29

          1.10    LANDLORD'S NOTICE ADDRESS: WGP  ASSOCIATES,  LLC,  c/o  Miller
                                             Global  Properties,  LLC,  4643  S.
                                             Ulster Street,  Suite 1500, Denver,
                                             CO   80237,    Attn:    Donald   E.
                                             Spiegleman,  Esq. or Mr. Paul Hogan
                                             Facsimile:  303 694-0082 Telephone:
                                             303 773-0369

                       with a copy to Building Manager:      [name, address and phone numbers to be provided by Landlord]
                                                             Facsimile: _____________________
                                                             Telephone: ____________________

          1.11    RENT PAYMENT ADDRESS:      WGP  ASSOCIATES,  LLC,  c/o  Miller
                                             Global  Properties,  LLC,  4643  S.
                                             Ulster Street,  Suite 1500, Denver,
                                             CO 80237

          1.12    LANDLORD'S TAX I.D.:       84-1474051

          1.13    TENANT'S NOTICE ADDRESS:   Steven Gallant, Esq.
                                             Vice President and General Counsel
                                             Savvis Communications Corporation
                                             717 Office Parkway
                                             St. Louis, Mo. 63141
                                             Facsimile: 314 468-7550
                                             Telephone: 314 468 7517

                  with a copy to:            Richard A. Cohn
                                             Bryan Cave LLP
                                             700 Thirteenth Street, N.W.
                                             Washington, DC 20005-3960
                                             Facsimile: 202 508-6200
                                             Telephone: 202 508-6019

          1.14    TENANT'S TAX I.D.:         43-1727675

          1.15    LANDLORD'S BROKER:         Charles  E.   Smith   Real   Estate
                                             Services, L.P.

          1.16    COOPERATING BROKER:        Fred Ezra Company

          1.17    ATTACHMENTS:               [check if applicable]
                                             x       Addendum
                                             x       Work Letter
                                             x       Exhibit A - The Premises
                                             x       Exhibit A-1 - Building  and
                                                     Plaza I
                                             x       Exhibit B - Real Property
                                             x       Exhibit C - Operating
                                                     Expenses
                                                     Exhibit D - [Intentionally
                                                                  Deleted]
                                             x       Exhibit E - Rules and
                                                                 Regulations
                                             x       Exhibit F - Janitorial
                                                                 Specification
                                             x       Exhibit G - HVAC Rates
                                             x       Exhibit H - Parking
                                             x       Exhibit  I   -   Generator,
                                                     Generator Fuel Tank and UPS
                                                     Locations
                                             x       Exhibit J -  Subordination,
                                                     Non-Disturbance         and
                                                     Attornment Agreement

     2. GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the plat attached as

EXHIBIT A, together with a non-exclusive right, subject to the provisions hereof, to use exterior plazas, common areas, or other areas on the real property legally described on EXHIBIT B and all other common areas of the Building and the Building Complex (including, without limitation, parking areas, sidewalks, lobby and corridors), (the "Real Property") and such other areas designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building and Plaza I (as hereinafter defined), including the Parking Garage ("Common Areas"). The "Building" includes the building depicted and labeled as Worldgate Plaza Tower II on the attached EXHIBIT A-1, inclusive of the 5th, 6th, 7th and 8th floors, the elevators and stairs serving such floors, and the elevator lobby on the first floor, exclusive of the parking garage portion lying within the footprint of the Building depicted on EXHIBIT A-1. The Building and the adjacent building to be constructed as depicted and labeled on EXHIBIT A-1 as Worldgate Plaza Tower I ("Plaza I"), Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex." The mechanical rooms constituting Common Areas on floors 5,6,7 and 8 of the Building shall be reserved to Landlord's use for Building operations and for Tenant's use, not the use of third parties, and use of the roof is subject to the provisions of the Addendum. The mechanical rooms constituting Common Areas elsewhere in the Building shall be reserved for Landlord's use for Building Complex operations (including permitting the use by Tenant and tenants of Plaza I, subject to Landlord's control of access and use).

     3. TERM. The Initial Term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the "Term.").

     4. RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution, at the address set forth in
Section 1.11 above, or at such other place as Landlord from time to time designates in writing. Notwithstanding anything to the contrary set forth in
Section 1.4 above, Tenant's obligation to pay Base Rent for the Premises shall be phased in on a floor by floor basis for the Premises in accordance with the following: Tenant's obligation to pay Base Rent for the 5th, 7th and 8th floors (calculated on the basis of $25.85 annually per rentable square foot) shall commence on March 1, 2000; Tenant's obligation to pay Base Rent for the 6th floor (calculated on the basis of $25.85 annually per rentable square foot) shall commence on June 1, 2000 and thereafter Tenant shall pay Rent in accordance with Section 1.4.

     5. COMPLETION OR REMODELING OF THE PREMISES. Provisions regarding Landlord's obligation to complete the Building and the Premises and regarding the completion of tenant finish work in the Premises are set forth in a work letter attached to this Lease (the "Work Letter"). "Initial Tenant Finish" means the Premises in its as-is condition as modified by all work, if any, performed by Landlord at its expense prior to the respective Delivery Dates in accordance with the Work Letter. Except as provided in and subject to the Work Letter, Landlord has no obligation for the completion or remodeling of the Premises. Tenant will accept the Premises in its "as is" condition on the Delivery Date.

     6. OPERATING EXPENSES. Tenant shall pay additional Rent in accordance with EXHIBIT C attached hereto.

     7. SERVICES.

     7.1 Subject to the provisions below, Landlord agrees, without charge, in accordance with standards reasonably determined by Landlord from time to time for the Building consistent with the standards observed by operators of first class office buildings in the northern Virginia market: (1) at all hours to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours and such other times as may be required by Tenant to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance;
(3) during Ordinary Business Hours and such other times as may be required by Tenant to furnish heated or cooled air to the Premises consistent with the design capacity of the Building HVAC; (4) to furnish, subject to capacity of building systems, unfiltered treated chilled water for use in Tenant's packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (6) to provide janitorial services for the Premises in accordance with the attached EXHIBIT F (including window washing of the outside of exterior windows and relamping and replacement of ballasts in flourescent ceiling light fixtures in the Premises); and (7) to cause electric current to be supplied to the Premises for Tenant's Standard Electrical Usage (items (1) through (7) are collectively called "Services"). "Tenant's Standard Electrical Usage" means electricity for normal office purposes including fluorescent and incandescent lighting (including task and task ambient lighting systems) and for normal office equipment, including duplicating (reproduction) machines and personal computers (provided they do not require any additional voltage, special electrical or HVAC requirements beyond the systems existing in the Premises), and internal communications systems. "Ordinary Business Hours" means 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" mean New Year's Day, Martin Luther King Day, Inauguration Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States
Government. The security system shall be operative at all times except as required for repair or maintenance and shall restrict access (in accordance with the security system specifications) to the main Building lobby and access to individual floors from the elevator on such days and at such hours as Tenant may request by notice to Landlord; Tenant shall have access to the Building 24 hours a day, 7 days a week (subject to the provisions of this Lease). Any security system or other security measures (collectively "security") that Landlord may undertake are for protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees or invitees to protect their person, or property, including Tenant's Property. Tenant shall not do anything to circumvent or allow others to circumvent security. Tenant shall have a right to install its own security system in the Building provided that such system is installed in such a manner as to permit the continued operation of Landlord's security and life safety systems or is a substitute security system (for the Building and Premises and Tenant's allocated portion of parking level four of the parking garage, as referred to in Section 29, but excluding the security system for the main access controls for the parking garage), reasonably approved by Landlord, that interfaces with Landlord's life safety systems to permit their continued operation. Tenant shall provide Landlord with keys, access cards or access numbers for any security system installed by Tenant to permit Landlord to have access to the Building and Premises. If a substitute security system is used, Tenant shall deliver to Landlord, at the expiration or earlier termination of the Lease, all manuals and other equipment required for operation of the system and leave in place all cabling and related equipment installed in the Building. Landlord shall not be liable for any failure of any security to operate or for any breach or circumvention of the security by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of the security or that it will detect or avert occurrences which any such security is intended or expected to detect or avert. Landlord shall maintain the security which it elects to install in good repair.

     7.2 Electricity for the Building, including the entirety of the Premises shall be separately metered and paid by Tenant upon billing by service provider of Landlord (based on the actual costs incurred to the provider, without markup or profit to Landlord) and electricity shall not be included in amounts required to be paid by Tenant as Operating Expenses under EXHIBIT C. In addition, Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for telephone, interior landscape maintenance, and other materials and services furnished directly to Tenant or the Premises, or used by Tenant in or about the Premises during the Term, together with any taxes thereon. Tenant shall have the right to contract for fiber optic cable to be installed, at Tenant's expense, from the street right-of-way to the Premises using existing conduits installed by Landlord for use of this Building or by installation of additional conduits, subject to Landlord's reasonable approval based on the capacity, design and location of such conduits. "Excess Usage" means any usage of electricity (1) during other than Ordinary Business Hours;
(2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours. "Special Equipment" means (a) any equipment consuming more than
0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same. Tenant shall reimburse Landlord for all Landlord's costs of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of such costs will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage.

Tenant shall reimburse Landlord for all additional costs, if any, incurred by Landlord as a result of Tenant's installation or use of Special Equipment, other than electrical costs (which shall be included in the metered electricity), as reasonably determined by Landlord's engineer, including all costs of supplementing the Building HVAC Systems and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of such Special Equipment. "Special Equipment" means (a) any equipment requiring modification or supplementation of the Building HVAC or electrical systems, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires use of Building services after Ordinary Business Hours, Tenant shall give Landlord such prior notice as is reasonably required to arrange for such after-hours services; provided, however, that only 2 hours prior notice shall be required if such notice is given during Ordinary Business Hours during Monday through Friday (or such lesser notice as is required so long as after hours HVAC is under the control of the Charles E. Smith Environmental Control Center, pursuant to the applicable Building engineering services agreement). Charges for Building HVAC use after Ordinary Business Hours, to be used in determining the charges referred to above, are set forth on the attached EXHIBIT G. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of Tenant's Excess Usage. Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. Tenant may request that Landlord install at Tenant's cost a check meter and/or flow meter to determine the cost of Tenant's Excess Usage. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of the Building.

     7.3 If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building.

     7.4 Landlord may discontinue, reduce, or curtail Services (either temporarily or permanently) when necessary due to accident beyond the reasonable control of Landlord, repairs, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations; provided, however, that notwithstanding the foregoing, if the Premises should become unsuitable for Tenant's use as a consequence of a cessation of Services (other than an interruption resulting from a fire or other casualty, which shall be governed by the provisions of
Section 18) (excluding, however, acts or omissions of Tenant or Tenant's Agents, as defined below) and persists for more than three (3) consecutive business days (an "Interfering Event"), then Tenant shall be entitled to an equitable abatement of Rent to the extent of the interference with Tenant's use of the Premises occasioned thereby from the date of the Interfering Event until the date the Services are restored to the Premises. If Tenant continues to use any part of the Premises to conduct its business, the Rent will only abate for the untenantable part not used. Should any malfunction of the Building improvements or facilities required to be maintained by Landlord occur that affect such Services, Landlord shall repair such malfunction as soon as reasonably practicable with reasonable diligence and in the event of the discontinuance, reduction or curtailment of Services for any reason, Landlord shall use commercially reasonable efforts to have such services restored as soon as reasonably practicable.

     7.5 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant has actual knowledge, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which is likely to cause injury or damage to the Building or any person or property therein.

     8. QUIET ENJOYMENT. So long as an Event of Default has not occurred and which is continuing, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Landlord's direct control, and same shall not constitute a constructive eviction of Tenant nor give rise to any right or remedy of Tenant against Landlord of any nature or kind. This covenant of quiet enjoyment is in lieu of any covenant of quite enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Section.

     9. DEPOSIT.

     9.1 By not later than 10 days following the delivery by Landlord of the fully executed Lease to Tenant, Tenant shall deposit, and will keep on deposit at all times during the Initial Term, with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease. If, at any time, after an Event of Default by Tenant, Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such Event of Default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without interest, within 60 days after expiration of the Initial Term. Landlord may deliver the Deposit (or rights to the Deposit account, as referred to above) to any purchaser of Landlord's interest in the Premises and Landlord shall be discharged from further liability therefor following actual delivery of such Deposit and assumption by the transferee of Landlord's obligations with respect thereto. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

     9.2 Subject to the provisions of Section 9.4, if there is no Event of Default by Tenant as of the end of the end of the 36th month following the Commencement Date or circumstances which with the mere passage of time or giving of notice would constitute an Event of Default following such date, the Deposit shall be reduced by $184,667.08; if there is Event of Default by Tenant as of the end of the end of the 36th month following the Commencement Date or circumstances which with the mere passage of time or giving of notice would constitute an Event of Default, such reduction shall occur thereafter only upon the curing of such Event of Default or circumstances, as applicable. The remaining Deposit shall then be held for the balance of the Initial Term until the Expiration Date (as provided in Section 1.3), subject to application in accordance with this Section.

     9.3 The Deposit shall be in the form of immediately available funds deposited in a separate interest-bearing account in Landlord's name, which interest shall be considered additional Deposit or, alternatively Tenant shall have the right to request Landlord's consent to the substitution of an irrevocable transferable letter of credit for the Deposit and Landlord shall not withhold consent to such substitution subject to such letter of credit being issued by a lending institution approved by Landlord and the letter of credit being in a form approved by Landlord ("Letter of

Credit"), such approval not to be unreasonably withheld, conditioned or delayed, in the amount of the Deposit, subject to reduction as provided above. If the Letter of Credit would otherwise expire prior to the Expiration Date, Tenant shall present Landlord with an extension or renewal of the initial Letter of Credit, or a substitute Letter of Credit in the same form, not later than 60 days prior to the expiration date of such initial Letter of Credit, from a lending institution subject to Landlord's reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than the day prior to the expiration of the initial Letter of Credit and shall continue in effect for not less than the period ending with the Expiration Date and shall be in the amount provided above. Tenant agrees that in an Event of Default by Tenant (as defined in Section 20), Landlord shall have a right to present the Letter of Credit (or the renewal, extension or substitute) for payment, with amounts received to be held and applied in accordance with this Section. Any failure of Tenant to provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, shall be deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision. If the Letter of Credit has not been presented for payment in accordance with this Section on or before the Expiration Date, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the Expiration Date. Tenant agrees that in the event of any assignment or this Lease or mortgage, Landlord shall have the right to transfer the Letter of Credit or substitute to the assignee or mortgagee (and Tenant shall pay any costs or fees charged by the issuer to permit such transfer), and if the Letter of Credit has been transferred as provided above, Tenant shall look solely to such transferee for the return of the Letter of Credit (or substitute), provided that Landlord shall give written notice to Tenant of transfer of Landlord's interest resulting in transfer of the Letter of Credit and the transferee shall assume the obligation to return the same to Tenant in accordance with this Lease. Landlord shall deliver the then-current effective Letter of Credit to Tenant upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Paragraph and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit.

     9.4 In accordance with Paragraph 6 of the Addendum, the obligations of Tenant are guaranteed by the Guarantor, Bridge Information Systems, Inc., a Missouri corporation, pursuant to the terms of the Guaranty. The Guaranty provides for the ability to substitute Tenant's parent corporation, Savvis Communications Corporation, a Delaware corporation, as Guarantor, subject to increasing the amount of the Deposit to a total of $3,196,419.30 in the form of the Letter of Credit referred to above; the effective date of such substitution is referred to as the Substitution Date. In such event, the following provision shall be applicable, in substitution for the provisions of Section 9.2 above:
(i) if there is no Event of Default (or circumstances which with the mere passage of time or giving of notice would constitute an Event of Default) by Tenant as of the end of the 12th month following the Substitution Date or circumstances which with the mere passage of time or giving of notice would constitute an Event of Default following such date, the Deposit shall be reduced by $351,107.29; (ii) likewise, on each anniversary thereafter of the Substitution Date through and including the 7th anniversary, if there is no Event of Default (or circumstances which with the mere passage of time or giving of notice would constitute an Event of Default) as of such date, the Deposit shall be additionally reduced by $351,107.29 (however, in no event shall such reductions result in reduction below $738,668.32); (iii) if there are circumstances which with the mere passage of time or giving of notice would constitute an Event of Default as of the respective anniversary of the Substitution Date, the respective reduction shall occur thereafter only upon the curing of such Event of Default or circumstances, as applicable; (iv) the remaining Deposit as of the 7th anniversary of $738,668.32 shall then be held until the Expiration Date of the Initial Term, subject to application in accordance with this Section. The reduction of the amount of the Deposit shall be effected by amendment of the then-effective Letter of Credit (by amendment executed by the issuer and Landlord) or by Tenant's substitution of a substitute Letter of Credit in the respective reduced amount (in which event Landlord shall surrender the Letter of Credit being held as of the substitution upon receipt of the substitute).

     10. CHARACTER OF OCCUPANCY. Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"). The term "Permitted Use" shall mean: general office use for administrative, clerical, and professional office purposes and the operation of internet and telecommunications services and Collocation Services (as defined in Section 14.7) (collectively, the "Primary Use") and for activities ancillary thereto (the "Ancillary Uses") provided that Ancillary Uses shall not be the primary use of the Premises, are permitted by Applicable Laws (as hereinafter defined), and are expressly approved by Landlord, which approval shall not be unreasonably withheld if such uses are consistent with first class suburban general office building uses and so long as in keeping with Building's first-class quality and allowed under PDC zoning applicable to the Building. Tenant shall be responsible for obtaining any approvals or permits required for the Ancillary Uses under Applicable Laws and the Declaration. Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies or supplies customarily associated with the Primary Use of the Premises that are disclosed to Landlord and are stored and used in accordance with Applicable Laws and applicable industry standards. Landlord is responsible for complying with Applicable Laws relating to the Building (excluding the Premises) and its Common Areas, including Title III of the Americans with Disabilities Act of 1990 (the "ADA") and the costs of such compliance with existing Applicable Laws as of the date hereof will be paid by Landlord and will not be charged back to Tenant. The method and timing of compliance will be within Landlord's discretion. Tenant is responsible for compliance with all existing and any new Applicable Laws, including ADA, within the Premises. Landlord will include Landlord's future compliance costs due to changes in or new Applicable Laws as an Operating Expense in accordance with Exhibit C. To the extent that Tenant is responsible for compliance with Applicable Laws, Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or, with the prior written consent of Landlord, in the name of Landlord, or both, the validity or application of any Applicable Laws of any nature affecting Tenant or its use of the Premises. If compliance with any of such Applicable Laws legally may be delayed pending the prosecution of any proceeding, without incurring any lien, charge or liability of any kind against the Building and/or the Premises, or against Landlord's interest in the Building and/or the Premises or sale of the Building and/or the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, interest or penalty for failure to comply, Tenant may delay compliance until the final determination of the proceeding.

     11. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

     11.1 Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to all Common Areas of the Building Complex, including without limitation the Parking Facilities, and all structural elements of the Building, including without limitation the roof, exterior walls (including windows and glass), interior bearing walls, foundations, footings, and all exterior surfaces of the Building. Landlord shall perform its obligations under this Section 11.1 in a manner consistent with other first class office buildings in the northern Virginia area and in accordance with Applicable Laws. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

     11.2 Landlord or Landlord's agents may at any time enter the Premises without notice in case of emergency and for performance of janitorial services and in all other instances after reasonable prior oral or written notice to Tenant and subject to compliance with Tenant's reasonable security measures (which may include an escort) for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. Landlord or Landlord's agents may also show the Premises to prospective purchasers, Mortgagees and during the last 12 months of the Term, to prospective tenants, upon not less than 48 hours prior notice. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises or use of the Common Areas or conflict with the other provisions of this Lease. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work.

     12. ALTERATIONS AND REPAIRS BY TENANT.

     12.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonable withheld, conditioned or delayed. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws; provided, however, Tenant may, without Landlord's consent, perform interior non-structural Alterations not involving modifications to the Base Building plumbing, electrical, mechanical or life safety systems (as distinguished from the portions of such systems located within the Premises that are installed by Tenant as Initial Tenant Finish) provided the cost of any particular Alterations (taking into account together all Alterations being made as part of a common or phased plan) does not exceed Seventy Five Thousand Dollars ($75,000)(such cost limit shall not, however, be applicable to Alterations on the 6th floor). Tenant shall at its cost: pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Tenant Finish. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a supervisory fee upon receipt of an invoice. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be canceled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with the performance of Landlord's rights and obligations under this Lease, or impose additional expense upon Landlord in the operation of the Building Complex.

     12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

     12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture, equipment and other property not permanently attached to the Building), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted.

         13. CONSTRUCTION LIENS. Tenant shall pay for all work done on the Premises by Tenant or at its request (other than the Initial Tenant Finish) of a character which may result in liens on Landlord's or Tenant's interest and

Tenant will keep the Premises free of all construction liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 10 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must either arrange for release of such lien and substitution of a bond or other collateral (in accordance with Applicable Laws) or furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

     14. SUBLETTING AND ASSIGNMENT.

     14.1 Except as provided in Section 14.7, Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld, conditioned or delayed provided that: (1) Tenant complies with the provisions of Section 14.4;
(2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; and (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any building owned by Landlord in the metropolitan area of the Building Complex (including the Building Complex). Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 49% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 49% or more of the beneficial ownership interests in a partnership or limited liability company tenant. If any Alterations to the Premises or the Common Areas are required by Applicable Laws in connection with such Transfer or the particular business of such Transferee, such Alterations shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) and Tenant shall bear the cost of such Alterations.

     14.2 Following any Transfer in accordance with this Section 14, Landlord may, during the continuance of an Event of Default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other
Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent (after deduction of the reasonable costs of such Transfer) for any monthly period, Tenant shall pay Landlord fifty percent (50%) of the excess monthly, as and when received.

     14.3 Notwithstanding the above (and except for a Transfer permitted under Section 14.7), if Tenant requests Landlord's consent to sublet 49% or more of the Premises for all or substantially all of the remainder of the then-current Term of the Lease or assign Tenant's interest in the Lease, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

     14.4 Tenant must notify Landlord at least 30 days prior to the desired date of the Transfer ("Tenant's Notice"), excluding a Transfer permitted under
Section 14.7. Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord has, without obligation, 15 days following receipt of Tenant's Notice to (i) propose a subtenant for such space (which subtenant shall be subject to reasonable approval of Tenant) or
(ii) exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 49% or more of the Premises is involved; provided, however, that Landlord's option in clause (i) shall not be applicable until 24 months following the Commencement Date so long as the Transfers are subleases for a period not to exceed 36 months which which do not involve more than 33% of the Premises in the aggregate. If the space covered by Tenant's Notice is subleased to a sublessee proposed by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord does not exercise its rights under clause (i) or clause (ii) within 15 days after receipt of Tenant's Notice, Landlord shall be deemed to have waived its rights under those clauses with respect to the proposed transaction and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 180 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

     14.5 All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord. Tenant shall pay Landlord's reasonable expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed Transferee, including financial information.

     14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

     (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as large as the net worth of Tenant on the Commencement Date [increased by 4%, annually, for each year thereafter through the date of the proposed assignment] or other equivalent financial capacity. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

     (2) The assignee must assume and agree to be bound by the provisions of this Lease.

     14.7 Notwithstanding anything to the contrary contained hereinabove but subject to Section 14.2 and provided that the conditions of clauses (3) and (5) of Section 14.1 are met, Tenant may, without obtaining Landlord's prior written consent, assign or sublease all or any portion of the Premises to the following parties on the following conditions: (1) any subsidiary or affiliate in which Tenant has, directly or indirectly, an ownership interest of more than 50%; (ii) any direct or ultimate parent of Tenant; (iii) any subsidiary or affiliate in which Tenant's parent owns, directly or indirectly, by means of an ownership interest of more than 50%; or (iv) any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date hereof. A sale or transfer of stock in Tenant pursuant to a public offering, including publicly traded stock or Tenant, shall be permitted without obtaining Landlord's prior written consent. As soon as practicable prior to the effective date of a transaction permitted under this Section 14.7, Tenant will provide Landlord with documentation evidencing such transaction and such other evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Section. Furthermore, Tenant may allow employees of companies to whom Tenant is providing products or services (including the maintenance and operation of computer servers for such companies) or with which Tenant is collaborating in the development or provision of products or services (collectively referred to as "Collocation Services") to work in the Premises without Landlord's consent and without being deemed to have sublet any portion of the Premises, so long as such employees do not occupy space which is separated from that occupied by Tenant by demising walls and the number of such employees whose primary place of employment is the Premises does not exceed ten percent (10%) of the total number of persons regularly occupying the Premises.

     15. DAMAGE TO PROPERTY. Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

     16. INDEMNITY TO LANDLORD.

     16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

     16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Premises are located, with a single limit of not less than $1,000,000.00. Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

     16.3 Landlord agrees to indemnify, defend, and hold Tenant harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party (excluding Tenant's Agents) including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by Landlord, subject to the provisions of
Section 18.6

     17. SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

     18. INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

     18.1 Landlord shall maintain property insurance for the Building Complex, the shell and core of the Building and the Premises in such amounts, from such companies, and on such terms and conditions, sufficient to prevent Landlord from being a coinsurer under its policy of insurance, for property loss equal to the full replacement value of the Building Complex and public liability insurance in an amount customary for first class office properties in the Northern Virginia area.

     18.2 Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

     18.3 If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable and the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 30 days of said casualty (or such longer period, not to exceed a total of 45 days, if Landlord is unable to obtain such certification within the 30 day period for causes beyond Landlord's reasonable control) that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

     18.4 If the Premises are damaged by fire or other casualty that does not render it wholly untenantable and require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises up to the level of the Initial Tenant Finish.

     18.5 If the Parking Garage or portions of the Building Complex required for support or operation of the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 30 days of said casualty (or such longer period, not to exceed a total of 45 days, if Landlord is unable to obtain such certification within the 30 day period for causes beyond Landlord's reasonable control) Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said period, Tenant shall pay the Rent apportioned to the later of such casualty or the date that Tenant ceases to use the Premises, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

     18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. Tenant also waives all such rights of recovery against Building Manager and Building Manager waives all rights to recovery against Tenant. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

     18.7 Rent shall abate from the later of the date of such casualty or the date that Tenant ceases to use the Premises and continuing until substantial completion during any period of repair and restoration up to the level of the Initial Tenant Finish permitting occupancy by Tenant, any recovery by Landlord under its loss of rent insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole; provided, however, if the casualty is the fault of Tenant or Tenant's agents, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Landlord under its rental insurance related to the Premises.

     19. CONDEMNATION. If the Premises or substantially all of it or any portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under
Section 18.5. Landlord shall receive the entire award or consideration for the taking, except with respect to the value of Tenant's improvements and fixtures and for any separate award made to Tenant for its relocation expenses pursuant to a separate independent action taken by Tenant against the condemning authority.

     20. DEFAULT BY TENANT.

     20.1 Each of the following events is an "Event of Default":

     (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than 2 notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

     (2) Tenant vacates (other than temporary vacation during which period Tenant is engaged in trying to relet the Premises) or abandons the Premises (as evidenced by vacating the Premises with the intent by Tenant not to be bound by the terms of the Lease, as evidenced by a breach of any of its other obligations under the Lease, including the payment of Rent);

     (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

     (4) This Lease or any part of the Premises is taken by process of law against Tenant and is not released within 15 days after a levy;

     (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

     (6)  Commencement  of  a  Bankruptcy   Proceeding  against  Tenant,  unless
dismissed within 60 days after commencement;

     (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; or the failure of Tenant generally to pay its debts as they mature, or the occurrence of any of the foregoing with respect to any Guarantor, if any, of Tenant's obligations;

     (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

     (9) Tenant fails to take possession of the Premises by the 90th day following the Commencement Date (which deadline may be extended by delays beyond the reasonable control of Tenant, provided that Tenant is proceeding with due diligence to complete the Finish Work and move into the Premises);

     (10)   Tenant   fails  to  perform  any  of  its  other   obligations   and
non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, that if Tenant's failure would constitute a violation of Applicable Law and Landlord would be subject to fines or penalties or use of the Building Complex by another tenant would be adversely affected, Tenant's right to cure shall not exceed the period provided by Applicable Law;

     (11) Any event which is expressly defined as or deemed an Event of Default under Sections 9 and 27.22 of this Lease.

     20.2 Remedies of Landlord. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

     (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting, but Landlord shall use commercially reasonable efforts to mitigate its damages. If there is other unleased space in the Worldgate complex (consisting of the Building, Plaza I and building that may be built on the property known as Worldgate Parcel 12; collectively, the "Worldgate Complex"), Landlord may lease such other space without prejudice to its remedies against Tenant. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under this Lease unless written release of liability is given by Landlord to Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

     (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all reasonable repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

     (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

     20.3 Cumulative Remedies. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

     20.4 No Waiver. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

     20.5 Bankruptcy. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

     20.6 Late Payment Charge. Any Rent not paid within 5 business days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 5 business days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.

     20.7 Waiver of Jury Trial. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

     20.8 Self-Help. Notwithstanding anything in the Lease to the contrary, the use of force by Landlord or its agents shall not be included among the remedies available to Landlord. Landlord reserves the right to use other self-help remedies provided that they do not disturb the peace.

     21. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default, provided Landlord commences such cure on or before the Fifth (5th) day following Tenant's notice and diligently pursues such cure to completion using commercially reasonable efforts. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been given written notice in accordance with the notice provisions of this Lease of the identity and the address of such Mortgagee. Within such Five (5) day period, Landlord shall provide written notice to Tenant of Landlord's intended actions and schedule for completion of such cure and regular progress reports regarding the same. If Landlord fails to cure such default in accordance with the requirements set forth above or within 30 days following the notice to Landlord, whichever is earlier, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary to effect a cure, provided Mortgagee commences such cure on or before the Fifth (5th) day following such second notice and diligently pursues such cure to completion using commercially reasonable efforts (which pursuit shall include, without limitation, commencing foreclosure proceedings and seeking relief in any applicable bankruptcy or insolvency proceedings, if necessary to effect such cure). If Landlord fails to cure within Landlord's cure period, Tenant shall be entitled to relief against Landlord for such default (other than termination of the Lease) for so long as the Mortgagee's cure period remains in effect. If such default involves Landlord's failure to make repairs, provide essential services, pay utility bills as are required under this Lease or any other circumstance that would materially impair Tenant's ability to continue operating its business on and from the Premises, then, if such default or failure is not cured within Five (5) days following the date of such notice to Landlord, Tenant also shall have the right (but shall not be obligated to) to undertake such repairs (in such manner as to not to void applicable warranties), provide services or pay such bills or take such other actions as are reasonably required to enable Tenant to avoid such material impairment and to continue operating its business activities on and from the Premises (consistent with the Permitted Uses under this Lease), provided that such undertakings by Tenant do not materially interfere with such actions by Landlord to effect a cure as are (1) actually being undertaken by Landlord at such time and (2) as are equally likely and expeditious in effecting a complete cure as those which could be taken or are proposed to be taken by Tenant and, further provided, that Tenant's undertakings to effect a cure do not result in any permanent material damage to the Building or Building Complex. As to all such undertakings by Tenant, Landlord shall reimburse Tenant within 30 days of receipt of Tenant's invoice the full amount of such reasonable out-of-pocket costs and expenses incurred by Tenant; provided, however, that if Landlord disputes that such default exists or disputes the reasonableness of all or a portion of the amount to be paid, by notice to Tenant prior to the expiration of the 30 day period, then Landlord shall have no obligation to pay the amount disputed until such dispute is determined by final decision of a court or agreement of the parties. If any such repairs will affect the HVAC, plumbing, electrical or mechanical systems of the Building (the "Building Systems "), the structural integrity of the Building, or the exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, provided that Landlord provides Tenant (upon Tenant's request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work on comparable buildings. To the extent any sum thus reimbursed to Tenant by Landlord represents an amount that would have been included in the Operating Expenses of the Building if paid by Landlord to perform the obligation in question, Landlord shall be entitled to include in Operating Expenses the sum reimbursed to Tenant. Tenant's sole additional remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord except for a reimbursement obligation arising under this Section as to which such Mortgagee has been given notice and the opportunity to dispute as provided herein or except for obligations arising or continuing after the date such Mortgagee or transferee succeeds to Landlord's interest; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent. The terms of Section 7 of this Lease shall be subject to the terms of this Section.

     22. SUBORDINATION AND ATTORNMENT.

     22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"). Tenant agrees that no documentation other than this Lease is required to evidence such subordination, provided, however, that the subordination by Tenant to any such future mortgage, deed of trust or related documents shall be subject to Tenant obtaining a non-disturbance agreement, on such lender's standard form agreement, with changes are Tenant may reasonably require (to the extent such changes are consistent with provisions in forms customarily executed by credit-worthy full-floor tenants) whereby such lender agrees, provided Tenant is not then in default under this Lease, that Tenant's occupancy of the Premises and rights and privileges under this Lease shall not be disturbed or impaired in connection with any proceeding to enforce or foreclose any such mortgage, trust indenture or other lien and if such party succeeds to the interests of Landlord by reason of such proceedings or conveyance in lieu thereof, Tenant shall attorn hereunder directly to such party; provided, however, such party shall not be (i) liable for any act or omission of any prior landlord or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord (but such limitation shall not relieve such party from the responsibility to perform the obligations as successor to Landlord applicable during its period of ownership); or (iii) bound by any rental which Tenant might have paid for more than one (1) month in advance to any prior landlord; or (iv) bound by any amendment or modification of the Lease made without its consent.

     22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

     22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

     22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

     22.5 Upon the execution hereof, Tenant and Landlord's Mortgagee shall execute the form of nondisturbance agreement in the form attached hereto as EXHIBIT J and thereafter Landlord promptly shall provide Tenant such document as executed by Landlord's Mortgagee.

     23. REMOVAL OF TENANT'S PROPERTY.

     23.1 All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.

     23.2 Tenant shall have the right to collaterally assign Tenant's interest in its furniture, fixtures, and equipment that are not considered part of the Premises; Landlord agrees to execute documents, subject to Landlord's reasonable approval, evidencing that Landlord does not have a pre-existing lien on such personal property.

     24. HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

     25. PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

     26. STATEMENT OF PERFORMANCE. Tenant and Landlord agree at any time upon not less than 10 business days' written notice to execute and deliver to the requesting party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information relating to the Lease as the requesting party requests. Such statement from Tenant may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. The failure of either party when requested to timely deliver such statement is conclusive upon the failing party that: (i) this Lease is in full force and effect without modification except as may be represented by the requesting party; (ii) there are no uncured defaults in the requesting party's performance; and (iii) not more than 1 month's Rent has been paid in advance. Upon request, the certifying party will furnish Landlord an appropriate certificate confirming that the party signing the statement is authorized to do so.

     27. MISCELLANEOUS.

     27.1 Transfer by Landlord. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

     27.2 No Merger. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

     27.3 Common Area Use. Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex, subject to the provisions of Section 11.

     27.4 Independent Covenants. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

     27.5 Validity of Provisions. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

     27.6 Captions. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

     27.7 Construction. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

     27.8 Applicability. Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

     27.9 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document, or opinion of counsel to that effect.

     27.10 Severability. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

     27.11 Acceptance of Keys, Rent or Surrender. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

     27.12 Building Name and Size. Landlord may change the name of the Building and as it relates to the Building Complex other than the Building: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions subject to the provisions of Section 11.1. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment that incorporates any necessary modifications to Tenant's Pro Rata Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

     27.13 Diminution of View. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

     27.14 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building and Landlord shall never be personally liable for recovery of any judgment.

     27.15 Non-Reliance. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

     27.16 Written Modification. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

     27.17 Lender's Requirements. Tenant will make such modifications to this Lease as may hereafter be required to conform to any lender's reasonable requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights, as reasonably determined by Tenant.

     27.18 Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

     27.19 Survival. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

     27.20 Time of Essence. Time is of the essence herein.

     27.21 Rules and Regulations. If rules and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

     27.22 Recording. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

     27.23 Consent. Where either party's consent is required under the Lease, such consent shall not be unreasonably withheld, delayed or conditioned, except as expressly provided.

     28. AUTHORITIES FOR ACTION AND NOTICE.

     28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

     28.2 All notices or other communications required or desired to be given to Landlord must be in writing, addressed as set forth in Section 1.10 and shall be deemed received when: (i) delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or (ii) if deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, when such notice is received or receipt is refused, or
(iii) if deposited with a nationally recognized courier service providing confirmation of receipt, when such notice is received or receipt is refused, or
(iv) if sent by facsimile transmission, when received and oral confirmation by telephone of such receipt has been given by the recipient. All notices or communications required or desired to be given to Tenant must be in writing, addressed as set forth in Section 1.13 and shall be deemed received when:
(i) delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or (ii) if deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, when such notice is received or receipt is refused, or (iii) if deposited with a nationally recognized courier service providing confirmation of receipt, when such notice is received or receipt is refused, or (iv) if sent by facsimile transmission, when received and oral confirmation by telephone of such receipt has been given by the recipient. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Real Property is located.

     29. PARKING. Landlord shall control parking in the Parking Garage by Tenant's employees and employees of tenants in Plaza II by issuance of parking passes; Landlord will make available the number of parking spaces set forth in
Section 1.9 without charge for parking by Tenant's employees by issuing passes to employees designated by Tenant for the applicable number of spaces. Landlord shall have the right to control or limit parking by visitors to the Building in a manner consistent with policies at similar first-class buildings in the suburban northern Virginia area; the visitor spaces for Tenant shall be in the surface spaces adjacent to the entry to the Building, as shown on the site plan attached as EXHIBIT H (which spaces shall be a portion of the 322 spaces allocated to Tenant in accordance with Section 1.9) designated by signage as visitor parking spaces for Tenant's visitors only (but Landlord shall have no obligation to police the use of such visitor spaces); the remaining parking spaces shall be in the parking garage located in the lower level and the 1st through 4th floors of the Building and of the Plaza I Building (the "Parking Garage") and in surface parking spaces in the Building Complex as depicted on the attached EXHIBIT H. All Tenant's parking spaces shall be in and out, non-assigned, however, at Tenant's request, Landlord shall label by signage all spaces allocated to Tenant (other than handicapped spaces) as depicted on the attached EXHIBIT H and Tenant shall have the right to install control gates limiting access to Tenant's parking spaces on parking level four (subject to Landlord's reasonable approval of such system and subject to the provisions of Section 7.1); the costs of such signage and control gates shall be paid by Tenant. Notwithstanding the above, Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder and Tenant has no rights to use the parking garage except as provided in this Section. If Landlord is unable to make all such spaces available for reasons beyond Landlord's reasonable control, Landlord shall take reasonable steps to make all such spaces available as provided herein. All vehicles parked in the parking facilities and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

     30. SUBSTITUTE PREMISES. INTENTIONALLY OMITTED.

     31. BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.15 and 1.16 (collectively, the "Brokers"). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease. Landlord represents that it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Section 1.15 and
1.16 (collectively, the "Brokers"). Landlord shall indemnify Tenant against any expense incurred by Tenant as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Landlord or claiming by, through, or under Landlord, other than the Brokers. Landlord shall pay commissions due Brokers in connection with this Lease pursuant to separate written agreement

     32. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

     33. ADDENDUM/EXHIBITS. Any Addenda and/or Exhibits referred to herein and attached hereto are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

SAVVIS COMMUNICATIONS  CORPORATION,         WGP  ASSOCIATES,  LLC,  a  Virginia
a Missouri corporation                      limited liability company

                                            By:/s/ Greg Pohle
                                               -----------------
By:/s/ David J. Frear                       Authorized Signatory
   -----------------------                  "Landlord"
Print Name: David J. Frear
           ---------------
Print Title: Executive Vice President
            -------------------------
             Chief Financial Officer

ATTEST:

By:/s/ Steven M. Gallant
   ---------------------
Print Name: Steven M. Gallant
            -----------------
Print Title: Vice President
            -----------------
                  "Tenant"

                                    ADDENDUM

     THIS ADDENDUM is to that certain lease agreement (the "Lease") by and between WGP ASSOCIATES, LLC, a Virginia limited liability company ("Landlord"), and SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Tenant"), with respect to approximately 80,580 rentable square feet of space (the "Premises") in the Building. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

     1. Landlord grants Tenant an option (the "Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "Option Term"). The Option applies only to the Premises and is on the following conditions:

     A. Notice of Tenant's interest in exercising the Option must be given to Landlord no earlier than 12 months and no later than 9 months prior to the Expiration Date ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord will notify Tenant of the Base Rent applicable during the Option Term in accordance with subparagraph E below ("Landlord's Notice").

     B. Tenant shall have 15 days following Tenant's receipt of Landlord's Notice within which to exercise the Option for the Option Term by delivering written notice of such exercise to Landlord at the Base Rent, allowances and concessions, if any, set forth in Landlord's Notice or delivering notice of such exercise but reserving the right to final determination of the Base Rent to be paid in accordance with subparagraphs E below ("Tenant's Dispute Notice"). If Tenant timely exercises the Option for the respective Option Term, the Lease shall be deemed extended and thereafter the parties shall execute an amendment to the Lease setting forth the extension for the Option Term and the rental rate applicable upon determination of the Base Rent applicable in accordance with subparagraph E below.

     C. Unless Landlord is timely notified by Tenant in accordance with subparagraphs A and B above, it will be conclusively deemed that Tenant has not exercised the Option and the Lease will expire in accordance with its terms on the Expiration Date.

     D. Tenant's rights pursuant to this Paragraph are personal to Tenant and may not be assigned. Tenant's right to exercise the Option is conditioned on:
(i) Tenant not being in default at the time of exercise or at the time of commencement of the Option Term; (ii) Tenant not having subleased or vacated more than 33% of the Premises or assigned its interest under the Lease as of the commencement of the Option Term; and (iii) Tenant having the financial ability to perform its obligations under the Option Term. Upon an assignment of the Lease, this Paragraph is null and void.

     E. Following delivery of Tenant's Dispute Notice, Landlord and Tenant shall promptly initiate negotiations to determine a mutually acceptable Base Rent. If the parties mutually agree upon a Base Rent rate, such agreed rate shall be the Base Rent rate applicable during the Option Term. If the parties have not agreed upon the terms as of the 20th day after the date of Tenant's Dispute Notice, then Landlord and Tenant shall, within thirty (30) days after Tenant's delivery of Tenant's Dispute Notice, agree upon a qualified commercial real estate broker of good reputation, having at least five (5) years' experience in the northern Virginia real estate market; if Landlord and Tenant cannot agree upon the broker, then they shall each select, within the foregoing thirty-day period, a real estate broker who meets the above qualifications and together such brokers will then select as the arbitrator a real estate broker who meets the above qualifications (the broker selected shall be deemed the "Arbitrator" hereunder). Within ten (10)) days of selection of the Arbitrator, Landlord and Tenant each shall state, in writing, their determination of the Prevailing Market Rental Rate supported by the reasons therefor and shall make counterpart copies for each other and the Arbitrator, under an arrangement for simultaneous exchange of the determinations. The Arbitrator will review each party's declaration of the Prevailing Market Rental Rate and select the one which he determines most accurately reflects such Arbitrator's determination of the Prevailing Market Rental Rate. The Arbitrator shall have no right to propose a middle ground or any modifications of either of the two proposed resolutions. The Base Rent to paid during the Option Term shall be the Prevailing Market Rental Rate so determined and Tenant shall have the right to receive the allowance and concessions, if any, set forth in Landlord's Notice. The costs incurred in connection with engaging the Arbitrator shall be shared equally by Landlord and Tenant, and shall be determined at the time the Arbitrator is selected. For purposes of this Paragraph, Prevailing Market Rental Rate shall mean the annual amount per square foot (including the then-current Operating Expenses) that a willing tenant would pay and a willing landlord would accept following arms-length negotiations with respect to an "Assumed Lease" (as defined below) under the circumstances then obtaining. "Assumed Lease" means (i) a lease or renewal having a commencement date within 6 months of Tenant's Notice for space of approximately the same size as the Premises of the Building or a "Comparable Building," as hereinafter defined, located in a portion of the Building or such Comparable Building, and with a view and floor height similar to the portion of the Premises for which Prevailing Market Rental Rate is being determined, for a term equal in length to the Option Term; (ii) assuming that a real estate commission is payable with respect to such lease to the extent a third-party commission with respect to extension is agreed or obligated to be paid by Landlord; and (iii) taking into consideration and making adjustment to reflect allowances and concessions provided in Landlord's Notice, if any, and the use of the Base Operating Expenses provided in Section 1.5 during the Option Term. "Comparable Building" shall mean any existing building or building hereafter constructed in the Dulles corridor of northern Virginia which is of a size, location, quality and prestige comparable to, and with a size and efficiency of floor plate, amenities, and with tenants of a stature reasonably comparable with the Building, provided that appropriate adjustments shall be made to adjust for differences in the size, location, age, efficiency of floorplate, and quality between such other buildings and the Building.

     F. After exercise, or failure to exercise the Option, Tenant shall have no further rights to extend the Term.

     2. In accordance with the Work Letter, as part of the Finish Work, Tenant shall have the right to have signage installed on a monument to be constructed by Landlord, which monument shall be constructed at Landlord's cost; such signage shall be subject to approval by Landlord of the exact location and details, which approval shall not be unreasonably withheld, conditioned or delayed. Further, the monument and Tenant's signage on the monument is subject to approval under Applicable Law and under the declaration of protective covenants applicable to the Real Property (the "Declaration"), all of which approvals shall be diligently pursued by Landlord. The monument, which shall be designed and constructed by Landlord at Landlord's cost, is intended for a building name/address identifier for the entire 4 tower Worldgate Plaza I, II, III, and IV complex and for tenants of the complex, and notwithstanding the above, is not exclusively for Tenant's signage; however, Tenant shall have the right to use 25% of such monument signage area; the monument shall not be used for Tenant's signage if only the Building name/address identifier is permitted on such monument under the Declaration and Applicable Law. The costs for the design, fabrication and installation of such Tenant's signage shall be borne by Tenant (subject to the allowance provisions of the Work Letter). Tenant will bear the costs of removal of any signage at the termination or expiration of the Lease, including restoring or repairing damages to the monument caused by such removal to the condition at the time of installation. In addition, if Landlord is required at any time to remove any signage, including any approved signage, due to any Applicable Law or if Tenant elects to remove or change the signage at any time, Tenant shall bear the costs of such change or removal. Tenant will be responsible at its cost to maintain its signage in reasonably good condition acceptable to Landlord at Landlord's reasonable discretion; Landlord shall maintain the monument as part of the Common Areas and shall require other tenants to maintain their respective signage. In addition to the monument signage, Tenant shall have the right to install a corporate identification sign on the exterior of the Building facing the Dulles Toll/Access Roads out of the Allowance or, if there is no balance of the Allowance available, at Tenant's expense. Such Building signage shall be subject to approval (including with respect to location, style, size, material, and method of application) by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and under Applicable Laws and under the Declaration (which approvals shall be diligently pursued by Landlord). Tenant shall not otherwise affix signage to the outside of the Building and no signage shall be affixed to the inside of the Building that is visible outside the Building without the approval of Landlord, which approval shall not be unreasonably withheld or delayed. The rights granted to Tenant pursuant to this Paragraph are personal to Tenant and any assignees (except an assignee permitted under Section 14.7 of the Lease) or subtenants of Tenant have no rights under this Section. Tenant shall have the right to erect temporary construction identification signage, at Tenant's sole cost and expense, during the period prior to the Commencement Date identifying the Building as Tenant's future location, subject to approval (including with respect to location, style, size, material, and method of application) by Landlord which approval shall not be unreasonably withheld, conditioned or delayed, and approval under Applicable Laws and under the Declaration (which approvals shall be diligently pursued by Landlord).

     3. During the Term, Tenant shall have a right to use the roof of the Building for the purpose of installing, maintaining and operating the following described equipment on a portion of the roof of the Building ("Roof") anticipated to be within the area labeled "(1)" on the roof plan attached as part of EXHIBIT I, with the actual location to be designated by Landlord, in Landlord's reasonable discretion ("Roof Space"): (1) chillers, as referred to on
EXHIBIT 5 to the Work Letter, to service equipment in the Premises ("Chillers") and (2) non-penetrating (or alternative attachment methods approved by Landlord) microwave/satellite dishes, not to exceed approximately one meter in diameter (or such larger dimensions as shall be subject to Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed) (the "Dishes") and antennae not to exceed approximately one meter in height (the "Antennae")(the foregoing height and size limitations shall be exclusive of dimensions of any customary pedestals, platforms, supports or other mounting devices associated with such equipment), and (3) screening, equipment, conduits, cables and materials to be located on the Roof Space or in other parts of the Building serving the items listed in clauses (1) and (2) (collectively, the "Related Equipment") in accordance with the terms of this Section. Tenant shall have the right to locate on the Roof additional equipment associated with Tenant's use of the Premises for the Permitted Uses, provided that Tenant obtains Landlord's prior consent (which consent shall not be unreasonably withheld); if approved, such additional equipment shall be subject to the provisions of this Paragraph and deemed Related Equipment hereunder. In designating the actual location of the Chillers, Dishes, Antennae and Related Equipment, Landlord shall use reasonable efforts to accommodate line of site, avoidance of interference and other technical requirements to be satisfied for the full functionality of such Chillers, Dishes, Antennae and Related Equipment. In the event that the Roof Space is unsuitable for any such Dishes, Antennae and Related Equipment or cannot perform according to Tenant's requirements on the Roof Space, Landlord shall reasonably consent to the use by Tenant of roof space on another building within the Building Complex, provided that space is available on such roof and the use, location and equipment is approved in accordance with Applicable Laws and is otherwise permitted in accordance with the Declaration and agreements Landlord may have entered into with third parties as of such time, and Tenant agrees to be bound by the requirements to which third party tenants are required to be bound under subsection D, below in respect of their use of the Roof Space. All costs and expenses related to installation (including costs of acquiring any required permits therefor or approvals under the Declaration), maintenance, operation and removal of the Chillers, Dishes, Antennae and Related Equipment shall be borne by Tenant but Tenant shall not pay any additional fee or Rent for use of the Chillers, Dishes Antennae and the Related Equipment under this Lease.

     A. Tenant will not use the Roof for any purpose other than installing, maintaining and operating the Chillers, Dishes, Antennae and Related Equipment for Tenant's business operations, but shall not have any right to license or otherwise provide use of the Chillers, Dishes, Antennae and Related Equipment other than in connection with Collocation Services. Tenant's Agents agree to be accompanied at all times by Landlord's designated representative when access to the Roof Space or Related Equipment areas is necessary for installation, repair and maintenance; Landlord will make such representative available upon reasonable prior notice. Tenant will make every reasonable effort to minimize the number of service calls made to the Roof Space or Related Equipment areas and will enter such only for required maintenance or in case of an emergency. Tenant must secure and maintain at all times all required approvals and permits of the Federal Communications Commission and all other governmental bodies having jurisdiction over its business, including its communications, operations and facilities. Landlord may require Tenant to cease operation of or relocate (at Tenant's cost and expense) the Chillers, Dishes, Antennae and Related Equipment upon notice to Tenant if Landlord reasonably determines that such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators, and Tenant fails to remedy such condition as soon as reasonably practicable and not later than 3 business days. In no event shall Landlord be responsible for any interruption of services or use of the Building caused by the Chillers, Dishes, Antennae and Related Equipment. If the machinery or apparatus of the Building is equipment that was installed following completion of the Base Building Work, the costs of any such relocation shall be borne by Landlord and the relocation is scheduled and performed in a manner that minimizes any disruption to Tenant and its use of the Chillers, Dishes, Antennae and Related Equipment. Landlord may suspend or terminate Tenant's right to use the Roof under this Section as required upon notice to Tenant, to the extent that it is found by a public authority having jurisdiction over the Building that the installation and use of the Chillers, Dishes, Antennae and Related Equipment constitute a nuisance or hazard to the public or to the occupants of the Building or if this Lease expires or is terminated in accordance with its terms. If Tenant fails to suspend or terminate operations as so required at the request of Landlord, Landlord will be entitled to injunctive relief and the cost of obtaining such relief will be paid by the prevailing party.

     B. Upon expiration or earlier termination, Tenant will, at its sole cost and expense, remove the Chillers, Dishes, Antennae and Related Equipment and repair any damage caused to the Roof Space and restore the Roof Space to the condition existing prior to such installation to the extent reasonably practicable. Tenant will keep and maintain the Chiller, Dishes, Antennae and the Related Equipment in good condition and repair, at its sole expense, in a manner that does not conflict or interfere with the use of other Building equipment installed in the Building or on the Roof as of the Delivery Date. Further, Tenant will not damage or permit damage to the Roof or the Building in conjunction with the Chillers, Dishes, Antennae and Related Equipment.

     C. All transmitters must be equipped with any transmitter isolator device as may be required by law or as industry standard for such equipment to minimize spurious radiation. Tenant shall indemnify Landlord for all claims of third parties with respect to interference from operation of the Chillers, Dishes, Antennae and Related Equipment. Landlord makes no warranty that the Roof Space is suitable for the Chillers, Dishes, Antennae and Related Equipment or that it will perform according to Tenant's requirements.

     D. Landlord and its agents, employees, contractors or anyone else permitted by Landlord to be on the Roof may from time to time repair, replace, maintain, or install additional improvements or fixtures on the Roof, provided that the same do not cause interference with the Chillers or to Tenant's Dishes, Antennae and Related Equipment, and provided further, however, that anyone other than an employee of Landlord or the Building manager shall be required to be accompanied by a representative of Landlord or the Building manager at all times. Landlord shall not license the use of roof space to any third parties except to other tenants in the Worldgate Complex and only to such tenants if the roof of the building in which they are located is unsuitable for operation of the equipment proposed to be used. Tenant will cooperate in any repair, replacement, maintenance and installation as reasonably required by Landlord from time to time consistent with the foregoing. Landlord's right to permit such other licensees to install other rooftop equipment, shall be subject to Landlord's undertaking to use reasonable efforts to coordinate such installation with Tenant and to subject all such permissions, licenses, easements and the like to the condition that such other equipment shall not interfere with the Chillers or Tenant's Dishes, Antennae and Related Equipment and operations. If any interference is caused by Landlord or any such other tenant, including, without limitation, as a result of any subsequent change or addition of equipment or improvements by Landlord, Landlord agrees to use reasonable efforts to correct and eliminate such interference at Landlord's cost in a prompt and timely manner, not to exceed a period of 3 business days after notice thereof. Such efforts may include modification of the third party tenant equipment or relocation to another area mutually approved by Landlord and Tenant.

     E. Tenant will, at Tenant's sole cost and expense, comply with all Applicable Laws, or the requirements of Landlord's insurance underwriters relating to the installation, maintenance, height, location, use, operation, and removal of said Dishes and Related Equipment and indemnify Landlord against any loss, cost, or expense incurred resulting from the installation, maintenance, operation, or removal of said Dishes and Related Equipment. Landlord makes no representation that Applicable Laws permit the installation or operation of the Dishes or Related Equipment.

     F. The insurance required to be carried by Tenant under Section 16.2 shall provide coverage with respect to the ownership, operation and use of the Dishes and the Related Equipment. Landlord has no responsibility or liability for damage to the Dishes or the Related Equipment.

     4. Landlord is the owner of an adjacent parcel of land known generally as Worldgate Parcel 12 on which Landlord is constructing an additional office building ("Plaza III"). Landlord agrees to offer to lease space to Tenant in Plaza III in accordance with the following provisions:

     A. Prior to initial leasing of the 7th and 8th floors in Plaza III, Landlord shall give notice to Tenant (the "Offer Notice") of Landlord's desire to lease such floors to Tenant (the "RFO Space"), provided that, if Landlord desires at such time to offer a portion or all of the 7th and 8th floors to another proposed tenant in conjunction with leasing other space in Plaza III, Landlord shall have a right to identify all of the space being proposed to be leased as well (the space being proposed outside of the RFO Space 7th and 8th floors is referred to collectively as the "Additional Space"); however, Landlord shall not include Additional Space unless the square footage available on the 7th and 8th floors is not adequate to accommodate the proposed leasing. Tenant has 10 calendar days after receipt of Landlord's Offer Notice within which to notify Landlord if it elects to exercise its Right of Offer as to (i) the entirety of the RFO Space floors included in such proposal (if there is no Additional Space identified in the Offer Notice) or (ii) the RFO Space floors included in such proposal and the Additional Space (if there is Additional Space identified in the Offer Notice). If there is Additional Space set forth in the Offer Notice and Tenant elects to lease the Additional Space, Tenant shall have a right to also take the balance of the 7th and 8th floors then available which is not included in Offer Notice. For example, if Landlord identifies the Additional Space as both the 5th and 6th floors and the RFO Space as 1/2 of the 7th floor, Tenant shall have the right to elect to exercise as to (1) the 5th and 6th floors and all of the 7th, or (2) the 5th and 6th floors and all of the 7th and all of the 8th floor (assuming the 8th floor is then available). To the extent that the Additional Space includes portions or all of the 5th and 6th floors in Plaza III, Tenant's right under this Paragraph shall be subject to the pre-existing rights of Onepoint Communications Corp. as tenant under its lease for space in Plaza I. The space Tenant elects to lease, in accordance with the foregoing provisions, as set forth in Tenant's responsive notice ("Tenant's Election Notice") shall be deemed the "Offer Space."

     B. If Tenant does not timely notify Landlord, it will be conclusively presumed that Tenant has waived its Right of Offer as to the floors of the RFO Space included in the Offer Notice, Landlord shall be free to lease the described RFO Space to anyone whom it desires and Tenant will have no further rights to the respective floors of RFO Space included in the Offer Notice, provided, however, that if after Tenant waives its right as to any such space Landlord desires to lease the space to a prospective tenant on materially more beneficial terms than provided in Landlord's Offer Notice, Landlord shall re-offer such space on such changed terms to Tenant before leasing to a third party. If the Offer Notice did not include both floors of the RFO Space, Tenant's rights as to the excluded floor shall continue in accordance with the terms of this Paragraph 4. For purposes of this Addendum: "more beneficial terms" means an effective per square foot rental rate (taking into account amortization of allowances and rent credits on a straight line basis over the applicable term) which is less than the rate set forth in Landlord's Offer Notice; "materially more beneficial terms" means an effective rental rate (taking into account amortization of allowances and rent credits on a straight line basis over the applicable term) which is 90% or less than the rate set forth in Landlord's Offer Notice.

     C. The Offer Notice shall include the lease term, the per square foot rental rate, per square foot finish allowance, terms and conditions that Landlord desires offer to lease the respective space to third parties (including finish allowance and lease provisions), but in no event shall the rental rate be less than the per square foot rental rate that Tenant is paying for the Premises. Except as set forth in Landlord's Offer Notice, the provisions of this Lease shall be applicable to such space and, at Landlord's option, evidenced either in a separate lease or, if mutually agreed by Landlord and Tenant, amendment to this Lease; however, the provisions of this Addendum shall not be applicable to such space and provisions regarding services, calculation of Operating Expenses (except exclusions of Operating Expenses not otherwise logically inapplicable) and other provisions applicable to such separate building shall be subject to separate determination and calculation consistent with other leases of space in Plaza III. Except any finish allowance and work letter provisions referred to in the Offer Notice, all costs of preparing the space for Tenant's occupancy, including costs of compliance with Applicable Laws (except for compliance that is the obligation of Landlord under such work letter), will be paid by Tenant.

     D. Tenant's rights under this Paragraph 2 are conditioned on: (i) Tenant not being in default under the Lease at the time it delivers Tenant's Election Notice or on the date that Tenant's occupancy of the Offered Space is scheduled to commence; (ii) Tenant not having vacated or subleased more than 25% of the Premises or assigned its interest in the Lease (except as permitted under Section 14.7 of the Lease) at the time it exercises the Right of Offer or on the date that Tenant's occupancy of the Offered Space is scheduled to commence; and
(iii) there being at least 2 years remaining in the Term. Notwithstanding the foregoing, if there are less than two years remaining in the Term but Tenant's rights under this paragraph would otherwise be available to Tenant and an option to extend the Term is available to Tenant hereunder, Tenant may exercise its rights under this Paragraph provided that Tenant simultaneously exercises its option to extend the term of the Lease. Tenant's rights under this paragraph are personal to Tenant and may not be assigned (except as permitted under Section
14.7 of the Lease) and upon an assignment of the Lease (except as permitted under Section 14.7), this Paragraph is null and void.

     5. Tenant, at Tenant's sole cost and expense, shall have the right to install an emergency generator ("Generator"), generator fuel tank ("Generat or Fuel Tank") and uninterrupted battery power source (the "UPS"), as generally described on EXHIBIT 5 to the Work Letter, ("collectively the Generator, Generator Fuel Tank and UPS are referred to as the "Backup System") and related equipment connecting such Backup System to the Premises, including the equipment referred to under the heading "Riser Backup Power" on EXHIBIT 5 to the Work Letter (the "Backup Related Equipment"). The Generator, Generator Fuel Tank and the UPS shall be located in the areas of the Building Complex labeled "(3)" for the Generator and Generator Fuel Tank and "(2)" for the UPS on the parking level one plan attached as part of EXHIBIT I, with the exact location and space used being designated by Landlord, as reasonably approved by Tenant. The Backup System and Backup Related Equipment shall be subject to the following provisions:

     A. The specifications and types of Generator, Generator Fuel Tank and UPS and Backup Related Equipment, and any alterations thereto, shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld.

     B. Upon expiration or earlier termination, Tenant will, at its sole cost and expense, remove and retain the Backup System and the Backup Related Equipment and return the Building to the condition existing prior to such installation. Tenant will keep and maintain the Backup System and the Backup Related Equipment in good condition and repair, at its sole expense, in a manner that does not conflict or interfere with the use of other facilities installed in the Building. Further, Tenant will not damage or permit damage to the Building in conjunction with the Backup System and the Backup Related Equipment. The Backup System and Backup Related Equipment will be of types that do not cause interference with other equipment or operations in the Building or surrounding areas to the extent such interference is unacceptable to Landlord, in Landlord's reasonable determination.

     C. Tenant will, at Tenant's sole cost and expense, comply with all applicable laws, rules, regulations, statutes, ordinances or other requirements of any kind or nature of any municipal, state and federal governmental or quasi-governmental authority or the requirements of Landlord's insurance underwriters relating to the installation, maintenance, height, location, use, operation, and removal of the Backup System and Backup Related Equipment and indemnify Landlord against any loss, cost, or expense incurred resulting from the installation, maintenance, operation, or removal of the Backup System and Backup Related Equipment. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Backup System or Backup Related Equipment. The insurance required to be carried by Tenant under Section 16.2 shall provide coverage with respect to the ownership, operation and use of the Backup System and the Backup Related Equipment. Landlord has no responsibility or liability for damage to the Backup System or the Backup Related Equipment.

     6. This Lease is conditioned, at Landlord's option, on Landlord obtaining a guaranty of the performance of Tenant's obligations and covenants hereunder from Guarantor, Bridge Information Systems, Inc., a Missouri corporation, in form acceptable to Landlord (the "Guaranty"), which is subject to substitution in accordance with Section 9.

     IN WITNESS WHEREOF, the parties hereto execute this Addendum.

SAVVIS COMMUNICATIONS  CORPORATION,         WGP  ASSOCIATES,  LLC,  a  Virginia
a Missouri corporation                      limited liability company


                                            By:/s/ Greg Pohle
                                               -----------------
By:/s/ David J. Frear                       Authorized Signatory
   -----------------------                  "Landlord"
Print Name: David J. Frear
           ---------------
Print Title: Executive Vice President
            -------------------------
             Chief Financial Officer

ATTEST:

By:/s/ Steven M. Gallant
   ---------------------
Print Name: Steven M. Gallant
            -----------------
Print Title: Vice President
            -----------------
                  "Tenant"

                               EXHIBIT A TO LEASE

                                  THE PREMISES

                             EXHIBIT A-1 TO LEASE

                              BUILDING AND PLAZA I

                               EXHIBIT B TO LEASE

                                  REAL PROPERTY

Parcel 28-A as shown on the plat entitled "Plat of Subdivision and Dedication of Various Easements through the property of Worldgate Associates Limited Partnership" attached to that certain Deed of Subdivision and Easement, by and between Worldgate Associates Limited Partnership and The Town of Herndon, dated August 27, 1998 and recorded September 29, 1998 in Deed Book 10587, page 129, among the Land Records of Fairfax County, Virginia.

EXHIBIT C TO LEASE

                               OPERATING EXPENSES

     6.1 Definitions. The additional terms below have the following meanings in this Lease:

     (1) "Base Operating Expenses" means an amount equal to the Operating Expenses for the calendar year identified as the Base Year in Section 1.5, as determined by Landlord in accordance with this Exhibit C. Tenant acknowledges Landlord has not made any representations or warranties that the Base Operating Expenses will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

     (2) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

     (3) "Rentable Area" means 80,582 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building and a change in Rentable Area occurs, Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

     (4)  "Tenant's  Pro Rata Share" means the  percentage  set forth in Section
1.5. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

     (5) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

     (6) "Operating Expenses" means all operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex. Operating Expenses include:

     (a) All real property taxes and assessments levied against the Building and a proportionate share of amounts levied against the rest of the Building Complex by any governmental or quasi-governmental authority or under any covenants, declarations, easements or restrictions, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as "Taxes"). Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest, but not penalties or penalty interest on such installments. Taxes

(other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year. Notwithstanding the foregoing or anything else to the contrary, The terms "taxes", "assessments", "special assessments," "Real Estate Taxes" "real property taxes" or "Taxes" shall exclude (and under no circumstances shall Real Estate Taxes or Taxes include) profit taxes, franchise taxes, inheritance taxes, gift taxes, transfer taxes, excise taxes, capital levies or similar taxes on Landlord's business or any assessments to the extent no substantial benefit accrues to Tenant. In addition, if the Building, the parking facilities or the Property are subject to any provision for tax abatement during the Base Year as a result of the incomplete status of the Building Complex, the Base Operating Expenses for determining increases in Real Estate Taxes shall be adjusted to reflect the estimated taxes that would have been applicable for a fully completed Building Complex. If substantial additional improvements are added to the Plaza I Building or if there occurs a rehabilitation of or improvement to the Plaza I Building, Tenant shall not be responsible for increases in Real Estate Taxes attributable to such additional improvements or rehabilitation. In the event any tax contest is pending, in progress or contemplated in respect of the Real Estate Taxes, the base Real Estate Taxes for determining Tenant's share shall not be reduced as a consequence of such contest until a final determination. In the event any tax contest subsequent to the year on which base Real Estate Taxes are determined shall result in a reduction of Real Estate Taxes, Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the applicable Lease Year shall be readjusted upon a final determination. Landlord shall be entitled to deduct from the amount of the readjustment the actual out of pocket bona fide expenses incurred by Landlord in securing such reduction so long as such expenses are appropriately allocated to the respective years as to which the reduction applies;

     (b) Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

     (c) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

     (d) Costs of water and sanitary and storm drainage services;

     (e) Costs of janitorial and security services;

     (f) Costs of general maintenance, repairs, and replacements including costs
under  HVAC  and  other  mechanical  maintenance  contracts;   and  repairs  and
replacements  of equipment used in  maintenance  and repair work;

     (g) Costs of maintenance, repair and replacement of landscaping;

     (h) Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

     (i) All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

     (j) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services;

     (k) Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex);

     (l) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

     (m) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

"Operating Expenses" do not include:

     (i) Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

     (ii) Costs of repairs, renovation or rebuilding necessitated by condemnation or the exercise of eminent domain or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

     (iii) Any and all of Landlord's costs to lease space in the Building to all prior, existing, and prospective tenants, including, without limitation: consulting and marketing fees, leasing commissions, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions, and/or refurbishment or improvement expenses; and costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; rent for management or leasing offices;

     (iv) Costs for any structural maintenance constituting Capital Improvements or replacement or redesign of the structure (except for Permitted Capital Improvements), including, without limitation, any financing related fees, costs and expenses, depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting principles ("Capital Improvements") (other than Permitted Capital Improvements), and professional fees and disbursements incurred in connection therewith; rentals and other expenses incurred in leasing systems, elevators, or other equipment ordinarily considered to be of a capital nature, and costs incurred to achieve compliance with any governmental laws, ordinances, rules, regulations or orders (other than Permitted Capital Improvements);

     (v) Any and all of Landlord's payment of principal or interest due under any mortgage or deed of trust, payments pursuant to ground leases, declarations, easements, license agreements, and payments pursuant to any other agreements that do not constitute operating expenses under generally accepted accounting principles, or for any costs or expenses relating to Landlord's obligations under any work letter to construct Tenant improvements;

     (vi) Any and all of Landlord's costs to compel full performance under leases with all prior, existing and prospective tenants at the Building, including, without limitation, all legal fees, costs, and expenses to collect rent arrears and recover possession;

     (vii) Compensation (exclusive of the professional building management fee) paid to officers of Landlord or officers of the management agent or anyone else above the level of Building manager, and salaries of Landlord's employees who are not engaged in the day-to-day management and maintenance of the Premises including, without limitation, any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord, or wages, salaries or other compensation or benefits of other offsite employees applicable to the time spend working at other buildings, other than the Building manager (provided that with respect to each employee that services the Building and other buildings, a pro rata share of such employee's salary shall be included in Operating Expenses, as applicable);

     (viii) Any costs incurred to Landlord or an affiliate of Landlord for the provision of any goods or services, in excess of the cost then prevailing in similar transactions between unrelated parties.

     (ix) Depreciation on the Building Complex, except as specifically set forth above;

     (x) Expenses for the correction of defects in Landlord's initial construction of the Building, Project, or any part thereof, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; the cost of repair or replacement of any item covered by warranty;

     (xi) The cost of tools, equipment and material used in, and all other costs associated with, the initial construction of the Building, the Project, and related facilities; the cost of any "tap fees" or one time lump sum sewer or water connection fees for the Property;

     (xii) Any documentary and transfer taxes imposed in connection with the Lease or any other lease;

     (xiii) Costs arising from the presence of hazardous materials, substances, wastes, or asbestos-containing materials in or about or below the Building, the Land, or the Project, including without limitation, hazardous substances in the groundwater or soil (other than ordinary maintenance costs, including changing filters, etc.), unless the materials, substances, wastes or asbestos-containing materials were in or on the Property due to Tenant's negligence or intentional acts;

     (xiv) Property management fees in excess of Five Percent (5%) of gross rentals generated by the Property; and

     (xv)  Interest  on  borrowed   money  or  debt   amortization,   except  as
specifically set forth above.

To the extent that employees, utilities or other services or costs are attributable to the Building and other buildings on a common basis or are provided for Common Areas, such Operating Expenses shall be reasonably prorated by Landlord to reflect costs to be allocated hereunder to the Building. If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year, Landlord's Accountants may adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 100% occupancy. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

     6.2 Additional Payment. If any increase occurs in Operating Expenses for any Operating Expense Year during the Term in excess of the Base Operating Expenses, Tenant shall pay Landlord Tenant's Pro Rata Share of the amount of such increase (less Estimated Payments, if any, previously made by Tenant for such year).

     6.3 Estimated Payments. During each Operating Expense Year beginning with the first month of the second Operating Expense Year and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses ("Estimated Payment").

     6.4 Annual Adjustments.

     (1) Following the end of each Operating Expense Year, including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses. Beginning with the statement for the second Operating Expense Year, each statement shall set forth the difference, if any, between Tenant's actual Pro Rata Share of the increase in Operating Expenses for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year. Each statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year over Base Operating Expenses and the corresponding increase or decrease in Tenant's monthly Rent for such new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year. All statements related to Operating Expenses shall be broken down on a reasonably itemized basis. All books and records pertaining to Operating Expenses and all statements relating thereto shall conform to generally accepted accounting principles consistently applied.

     (2) To the extent that Tenant's Pro Rata Share of the increase in Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be. Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

     6.5 Miscellaneous. In no event will any decrease in Rent pursuant to any provision hereof result in a reduction of Rent below the Base Rent. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year or any subsequent Operating Expense Years.

     6.6 Dispute. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 180 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement satisfactory to Landlord. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's Accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred through the above independent determination), of more than 5% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit. Notwith-
standing the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

                               EXHIBIT D TO LEASE

                             [Intentionally deleted]

                               EXHIBIT E TO LEASE

                              RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

     2. The coverings for all windows in each tenant's premises shall be lowered and closed as reasonably required because of the position of the sun, during the operation of the Building's air-conditioning system to heat, cool or ventilate such Premises. All tenants with premises visible from one of the lobbies, or any other public portion of the Building, shall furnish and maintain its premises in a first-class manner, utilizing furnishings and other decorations commensurate in quality and style with the furnishings and decor in the public portions of the Building. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public.

     4. The directory of the Building will be provided exclusively for the display or the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

     5. Unless otherwise approved by Landlord, all cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss to property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

     6. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except during Ordinary Business Hours or other hours reasonably designated by Landlord and in such elevators as may be reasonably designated by Landlord. The persons employed to move furnishings, fixtures and equipment in and out of the Building shall be subject to Landlord's approval and, if required by law, properly licensed. Landlord shall have the right to condition approval upon payment of an additional security deposit as a condition of approving a particular moving company. Tenant must make arrangements in advance with Landlord for moving large quantities of furniture and equipment into or out of the Building.

     7. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute such weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration which may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to remove such equipment in or about the Building must be acceptable to Landlord. Landlord will not be responsible for loss of or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     8. Landlord reserves the right to exclude from the Building outside Ordinary Business Hours any person unless that person is known to the person or employee in charge of the Building and has an access device such as a key, entry card, combination code, pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom, including any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations. In case of public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety and protection of tenants, the Building, and property in the Building. The Landlord may require any person leaving the Building with a package or other object to exhibit authorization from the Tenant of the premises from which the package or object is removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord to protect any Tenant against the removal of property from its premises. The Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's Premises or the Building under the provisions of this rule.

     9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance or any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     10. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     11. Smoking is prohibited at all times in all areas of the Building, including offices, restrooms, corridors, stairwells, lobbies and elevators. and may be prohibited in all outside Common Areas of the Building Complex or restricted by Landlord to specific locations designated by Landlord as smoking areas. Tenant shall not cause or permit any noise (including playing of musical instruments, radio ortelevision) or unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance and no cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Tenants shall not conduct directly or indirectly any auction upon their premises, or permit any other person to conduct an auction upon the premises.

     12. No animals, birds, or pets of any kind, excluding seeing eye dogs, shall be allowed in a tenant's premises or the Building.

     13. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building and bicycles shall be used or stored only in areas designated by Landlord.

     14. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     15. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord. All contractors hired by Tenant to complete alterations to the Premises shall adhere to the provisions of the Lease and these Rules and Regulations, as well as such separate rules and regulations as Landlord may adopt as requirements for contractors.

     16. Tenant shall cooperate fully with the life safety plans of the Building established and administered by Landlord. This includes participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by the Landlord.

     17. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     25. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of a conflict between the terms of the Lease and these rules and regulations, the Lease shall control.

     26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                               EXHIBIT F TO LEASE

                            JANITORIAL SPECIFICATIONS

A. DAILY - Monday through Friday, except legal holidays.

     1. Empty waste baskets, clean ashtrays.

     2. Dust accessible areas of desk tops.

     3. Vacuum   carpet  in  elevator   lobbies,   reception   areas  and  other
high-traffic areas.

B. WEEKLY

     1. Dust accessible areas of furniture, convectors and other furnishings.

     2. Vacuum office area carpeting.

C.   MONTHLY

     1. Mop and buff tile floors.

     2. Dust Venetian blinds, window frames and exterior of lighting fixtures.

     3. Spot clean walls.

     4. Clean telephones.

D. QUARTERLY

     1. Clean and refinish tile floors where necessary.

     2. Clean baseboards.

E. SEMI-ANNUALLY

     1. Wash windows.

F.   ANNUALLY

     1. Wash light fixtures and lenses.

     2. Clean Venetian blinds.

NOTE: Cleaners  will not remove  papers or other  materials  from surfaces to be cleaned, dusted or vacuumed. Trash not in wastebaskets should be clearly marked "TRASH." Cleaning of private kitchens and baths is the responsibility of the Tenant.

                               EXHIBIT G TO LEASE

                                   HVAC RATES

The following charges shall be the only charges applicable to use of the Building heating, ventilation, air-conditioning system (HVAC) after Ordinary Business Hours (other than electricity which is included in electricity charges that are separately metered to Tenant):

     After-hours operation of fans only (excluding chiller/air-conditioning use): $23.50 per hour

     After-hours operation of chiller/air-conditioning: $37.50 per hour

The foregoing charges are for use of all or any portion of the Building, calculated on an hourly basis (without proration for partial hours).

                               EXHIBIT H TO LEASE

                                     PARKING

                               EXHIBIT I TO LEASE

                Generator, Generator Fuel Tank and UPS Locations


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                               EXHIBIT J TO LEASE

     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the 24th day of January, 2000 among U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), WGP ASSOCIATES, LLC, a Virginia limited liability company ("Landlord"), and Savvis Communications Corporation, a Missouri corporation ("Tenant").

                                    RECITALS
     A. Lender has made a loan to Landlord (the "Loan"), upon certain terms and conditions.

     B. The Loan is secured by, among other things, a Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents (the "Deed of Trust") executed by Landlord for the benefit of Lender and recorded in the real estate records of Fairfax County, Virginia on April 16, 1999 in Deed Book 10865 at Page 932. The Deed of Trust created a first lien upon that certain tract of real property described on Exhibit A attached hereto, together with the improvements constructed or to be constructed thereon (the "Property"). The Loan is also secured by other security agreements, financing statements and assignments (the Deed of Trust and all such other security instruments are hereinafter collectively referred to as the "Collateral Documents").

     C. Tenant is the lessee of part of the Property (the "Demised Premises"), under and by virtue of a lease (the "Lease") between Landlord and Tenant dated January 24, 2000.

     D. It is a condition to the Lease that Lender confirm certain matters relating to the Loan and Lender is willing to do so provided that Tenant subordinates the Lease and all of Tenant's rights thereunder to the Collateral Documents and the liens and security interests created thereby.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Landlord and Tenant hereby agree as follows:

     1. SUBORDINATION. The Lease and all of Tenant's rights thereunder are, and shall at all times continue to be, subordinate to the Collateral Documents and the liens and security interests created thereby, regardless of how often or in what manner the Loan, together with the liens securing the same, and any of the Collateral Documents, may be increased, renewed, extended or modified.

     2. NON-DISTURBANCE. So long as Tenant is not in default in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, after the expiration of any grace periods set forth in the Lease, Tenant's possession and occupancy of the Demised Premises and the Tenant's rights and privileges under the Lease shall not be diminished or interfered with by Lender in the exercise of any of Lender's rights under the Deed of Trust.

     3. ATTORNMENT. In the event of the foreclosure of the lien of the Deed of Trust or if the Demised Premises are conveyed to Lender by deed in lieu of foreclosure, Tenant shall attorn to Lender or the purchaser upon any such conveyance or foreclosure sale and shall recognize Lender or such purchaser as the lessor under the Lease and Lender or such purchaser shall have the same rights and remedies under the Lease as Landlord. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants and conditions of the Lease; provided, however, that Lender or such purchaser shall not be:


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     (a)  liable  for any  action or  omission  of any prior  lessor  (including
Landlord) except for the right of the Tenant to recoup its damages for a prior lessor's default which have been reduced to a final judgment against the Rent owed under the Lease;

     (b) bound by any rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord);

     (c) liable for the return or application of any security deposits unless Landlord delivers such deposits to Lender or such purchaser;

     (d) bound by any amendment or modification of the Lease made without Lender's written consent, which consent shall not be unreasonably withheld; or

     (e) subject to any offsets or deficiencies which Tenant might be entitled to assert against any prior lessor (including Landlord) except for the right to recoup its damages for a prior Lessor default which have been reduced to a final judgment against the Rent owed under the Lease.

     4. NO DIMINUTION OF LANDLORD'S RIGHTS. Nothing contained herein is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of default by Tenant in the performance of any of the terms, covenants or conditions of the lease on Tenant's part to be performed.

     5. NOTICES. If Tenant gives Landlord notice requesting arbitration of any alleged Landlord default, it shall simultaneously serve a duplicate of the notice on Lender, and Lender shall have the right to participate in such arbitration. Any notice required or permitted to be given hereunder shall be in writing and will be deemed given (a) upon personal delivery or upon transmission by telecopier or similar facsimile transrnission device, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

     IF TO LENDER:

     U.S. Bank National Association
     918 Seventeenth Street, 5th Floor
     Denver, Colorado 80202
     Attention: Craig A. Poulter
     Telecopy No.: (303) 585-4198

     WITH A COPY TO:

     Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
     950 Seventeenth Street, Suite 1600
     Denver, Colorado 80202
     Attention: Michael Westover, Esq.
     Telecopy No.: (303)825-6525


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     IF TO LANDLORD:

     WGP ASSOCIATES, LLC
     4643 South Ulster Street, Suite 1500
     Denver, Colorado 80237
     Attention: Donald E. Spiegleman
     Telecopy No.: (303)694-0082

     WITH A COPY TO:

     Isaacson, Rosenbaum, Levy & Woods, P.C.
     633 Seventeenth Street Suite 2200
     Denver, Colorado 80202
     Attention: Lawrence J. Donovan, Jr., Esq.
     Telecopy No.: (303) 292-3152

     IF TO TENANT:

     Steven Gallant, Esq.
     Vice President and General Counsel
     Savvis Communications Corporation
     717 Office Parkway
     St. Louis, Mo. 63141
     Telecopy No.: 314 468-7550

     WITH A COPY TO:

     Richard A.  Cohn, Esq.
     Bryan Cave LLP
     700 Thirteenth Street, N.W.
     Washington, DC 20005-3960
     Telecopy No.: 202 508-6200

     Any party may change such party's address for notices or copies of notices by giving notice to the other parties in accordance with this Section.

     6. CHOICE OF LAW. The validity and construction of this Agreement shall be governed by the laws of the State of Virginia.

     7. ADDITIONAL PROVISIONS.

     (a) Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the obligation secured thereby. Notwithstanding the foregoing provisions of this paragraph, if Tenant is an indispensable party in a foreclosure proceeding with respect to the Mortgage, Mortgagee may so name or join Tenant if such naming or joinder may be accomplished without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement or under the Lease;


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     (b) The  possession  by Tenant of the Demised  Premises and Tenant's  right thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the obligation secured thereby, or for the foreclosure of the Mortgage or any other documents held by the holder of the Mortgage, or by any judicial sale or execution or other sale of the Demised
Premises, or any deed given in lieu of foreclosure, or by the exercise of any other rights given to any holder of the Mortgage or other documents as a matter of law, or (ii) any default under the Mortgage or the obligation secured thereby; and

     (c) Neither the Mortgage nor any other security instrument executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property, at any time furnished or installed by or at the expense of Tenant or its subtenants or licensees on the Demised Premises regardless of the manner or mode of attachment thereof.

     8. MODIFICATIONS. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Demised Premises, and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                       LENDER:

                       U.S. BANK NATIONAL ASSOCIATION,
                       a national banking association

                       By:_______________________________
                       Name:_____________________________
                       Title:____________________________

                       LANDLORD:

                       WGP ASSOCIATES, LLC, a Virginia limited liability company


                       By:_______________________________
                              Authorized Signatory

                       TENANT:

                       Savvis Communications Corporation, a Missouri corporation

                       By:_______________________________
                       Name:_____________________________
                       Title:____________________________


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STATE OF COLORADO                           )
CITY AND                                    )
COUNTY OF DENVER                            )

     On  _______________,  ____,  before  me  ______________________________,  a
Notary Public, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

     My commission expires: __________________________

                                                     ___________________________
                                                     Notary Public

STATE OF __________________                 )
                                            )
COUNTY OF ________________                  )

     On  _______________,  ____,  before  me  ______________________________,  a
Notary Public, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

     My commission expires: __________________________

                                                     ___________________________
                                                     Notary Public

STATE OF __________________                 )
                                            )
COUNTY OF ________________                  )

     On  _______________,  ____,  before  me  ______________________________,  a
Notary Public, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

     My commission expires: __________________________

                                                     ___________________________
                                                     Notary Public


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                                    EXHIBIT A
                                       TO
                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                               (LEGAL DESCRIPTION)

Parcel 28-A as shown on the plat entitled "Plat of Subdivision and Dedication of Various Easements through the property of Worldgate Associates Limited Partnership" attached to that certain Deed of Subdivision and Easement, by and between Worldgate Associates Limited Partnership and The Town of Herndon, dated August 27, 1998 and recorded September 29, 1998 in Deed Book 10587, page 129, among the Land Records of Fairfax County, Virginia


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                                   WORK LETTER
                              Tenant Performs Work

                                January 24, 2000

SAVVIS COMMUNICATIONS CORPORATION

RE: Lease dated as of the 24th of January, 2000 (the "Lease"), by and between WGP ASSOCIATES, LLC, a Virginia limited liability company, as Landlord, and SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Tenant

Re:  Tenant:   SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation,

Premises:      Approximately   80,582  rentable square feet of space on the 5th,
               6th, 7th and 8th floors (the "Premises")

Address:       12851 Worldgate Drive, Herndon, Virginia

Gentlemen:

     Concurrently herewith, you ("Tenant") and the undersigned ("Landlord") have executed a Lease (the "Lease") covering the Premises (initially capitalized words not defined have the same meaning set forth in the Lease). This Work Letter sets forth how certain base building construction (as defined more fully below, "Base Building Work") and certain interior finish construction of the Premises to be leased by Tenant pursuant to the Lease (as defined more fully below, "Tenant's Finish Work") are to be constructed, who will be responsible for the construction of the base building improvements and tenant improvements, who will pay for such construction, and the time schedule and coordination of activities for the completion of such construction. All provisions of the Lease shall apply to this Agreement except to the extent clearly inconsistent with this Agreement or otherwise inapplicable. This Agreement is a part of the Lease. In consideration of the execution of the Lease, Landlord and Tenant mutually agree as follows:

1.  Base Building Work; Space Planning and Engineering

1.1 Landlord has provided to Tenant the architectural and engineering drawings for the base building improvements for the Building and the Building Complex to be completed by Landlord ("Base Building Drawings")(as further described on EXHIBIT 4 to this Work Letter), as prepared by Davis, Carter & Scott Architects (such architectural firm or its replacement, if replaced by Landlord prior to completion of construction, is referred to as the "Landlord's Architect"). The work to be completed by Landlord in accordance with the Base Building Drawings as modified is hereinafter referred to as the "Base Building Work." Landlord is responsible for having completed the Base Building Work in a good and workmanlike manner in accordance with Applicable Laws and the Declaration, as further provided in Section 2.4.

1.2 Tenant has retained Davis Carter Scott as Tenant's architect ("Tenant's Architect") and Burr Computer Environments, Inc. as Tenant's engineer on the 6th floor and Tolk Engineering Inc. or Shapiro-O'Brien Associates as Tenant's overall engineer ( collectively, "Tenant's Engineers"); Landlord reserves the right to elect to retain separate engineers ("Landlord's Engineers") to provide a separate review on behalf of Landlord of plans prepared by Tenant's Architect and Tenant's Engineers (which review shall be at Landlord's cost and expense and not as a deduction from the Allowance except that cost of a review, if any, required in connection with any request of Tenant to modify the Base Building Drawings or Base Building Work). Tenant has provided to Landlord the Tenant-approved space plans for the Premises (collectively referred to herein as "Space Plans") prepared by Tenant's Architect, which plans are dated January 17, 2000; Tenant shall also have Tenant's Engineers review the Space Plans on Tenant's behalf for conformity to the Base Building Drawing. The


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Space  Plans  shall  contain  information  specified  in  EXHIBIT 1 and shall be sufficiently complete to permit Landlord and Landlord's Engineers to review such drawings for the purpose of conforming the Space Plans with the Base Building Drawings and for the purposes described in Section 1.3 below. The Space Plans shall be prepared by Tenant's Architect at Tenant's sole cost and expense, subject to Landlord's payment of the Allowance as hereinafter provided.

1.3 Within 5 business days after the Delivery Date, Landlord shall review the Space Plans and confer with Tenant concerning such review. Tenant's Engineers, and Landlord's Engineers, if applicable, shall advise Landlord and Tenant whether the Base Building Work will have to be supplemented or modified in order to allow installation of work shown on the Space Plans. If Landlord or such engineers reasonably determine that the Space Plans (i) are inconsistent with the Base Building Drawings; (ii) do not contain all of the information specified in EXHIBIT 1 or are not sufficiently complete to permit Landlord to review them for the purposes set forth therein; or (iii) indicate space usages inconsistent with the Permitted Use set forth in the Lease, Landlord shall notify Tenant within such 5 business day period of Landlord's determination setting forth the specific reasons therefor, in reasonable detail. Thereafter, Tenant shall revise the Space Plans accordingly and resubmit them to Landlord and the review procedure and time frames set forth above shall be repeated. Any delay by Landlord in responding within the applicable periods or delays arising from errors by Landlord or its engineers in such review process shall be deemed "Landlord Delay" to the extent that such delay results in delaying approval of the Approved Space Plans beyond the 15th day following receipt by Landlord of the initial Space Plans; except for such delay, approval of Approved Space Plans shall not delay the Commencement Date under Section 2.4 below. When approved by Landlord and Tenant, the Space Plans shall be acknowledged as such by Landlord and Tenant signing each sheet therefor and such approved drawings shall be deemed the "Approved Space Plans."

1.4 Tenant has provided Landlord with architectural working drawings prepared by Tenant's Architect (the "Architectural Working Drawings") and structural, plumbing, fire protection, mechanical controls, electrical and life safety engineering drawings prepared by Tenant's Engineers ("Engineering Working Drawings") for the Premises approved by Tenant for review by Landlord, which are to be substantially in the form provided in EXHIBIT 1. The Architectural Working Drawings shall be coordinated by Tenant's Architect with the Engineering Working Drawings prepared by Tenant's Engineers pursuant to Paragraph 1.3 above. The Architectural Working Drawings and the Engineering Working Drawings shall be a logical extension of the Approved Space Plans. Landlord shall have the right to have a representative of Landlord attend Tenant's weekly construction meetings. Tenant shall have responsibility for any problems caused by any inconsistency of the Architectural Working Drawings and the Engineering Working Drawings with one another or with the Base Building Drawings, conflicts with building codes, and any conflicts between such drawings and field conditions disclosed to Tenant. Landlord, Landlord's Architect and Landlord's Engineers, as applicable, shall review the Architectural Working Drawings and the Engineering Working Drawings within 7 business days after the Delivery Date and give notice if they discover any conflicts with the Base Building Drawings or field conditions or noncompliance with building codes within such period. If Landlord does not reply within such period, it shall be presumed that Landlord has no objection thereto, however, such approval shall not limit Landlord's right to request changes in the future in the event design errors are discovered later (which request shall be made as soon as practicable following such discovery); however, Tenant shall be obligated only to make changes with regard to design errors identified by Landlord after such 7 business day period that affect the safety of the Finish Work or that are required by Applicable Laws. If Landlord notifies Tenant of such errors (within the time period, if applicable), Tenant shall revise the Architectural Working Drawings and the Engineering Working Drawings accordingly and resubmit them to Landlord and the review procedure set forth above shall be repeated. Delay caused by such revisions shall be deemed Tenant Delay. When approved (or deemed approved) by Landlord and Tenant, such drawings shall be deemed the "Final Working Drawings."

1.5 Changes to the Final Working Drawings, except for minor changes not affecting the Building mechanical, electrical or life safety systems or the structure of the Building, may be made only upon prior written approval of Landlord. Landlord shall respond (in writing or by oral communication thereafter confirmed in writing) to all written requests for changes within 7 business days of Landlord's receipt of the same. If Landlord does not respond within such period, Landlord shall be deemed to have consented to the requested changes. Tenant shall provide Landlord with revised Final Working Drawings reflecting any such changes as soon as reasonably practicable. Any delay in completion of the Finish Work or


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

the Base Building Work which results from any such changes or the process of approval or disapproval (other than caused by Landlord Delay) shall be deemed Tenant Delay. Landlord's review of the Space Plans, Architectural Working Drawings, Engineering Working Drawings or Final Working Drawings shall not imply approval by Landlord for their completeness, design sufficiency, or as to compliance with the requirements of applicable codes, rules, or regulations of any governmental agencies having jurisdiction thereof now in effect or which may hereafter be in effect.

II.  Finish Work and Finish Allowance
2.1 Tenant agrees to execute contracts for design and construction services to complete the Finish Work (the "Contract") with contractors and subcontractors reasonably satisfactory to Landlord (collectively, "Tenant's Contractors"). Tenant and Tenant's Contractors will be required to adhere to the requirements set forth on EXHIBIT 2 (collectively, "Requirements"). The Contract will incorporate the provisions of the Requirements or otherwise be consistent with the Requirements, subject to changes as may be approved by Landlord. Prior to execution of the Contract, Tenant will provide a copy to Landlord. Landlord will review the Contract for compliance with the Requirements and advise Tenant of Landlord's approval or required changes within 10 business days of receipt; if Landlord fails to respond within such period, Landlord shall be deemed to approved such contract(s). Following such approval and the Delivery Date, Tenant will promptly commence and proceed diligently to complete the Finish Work.

2.2 Tenant's Contractors and contractors employed by Landlord who are completing work in the Building Complex ("Landlord's Contractors") shall be obligated to mutually cooperate and such Contractors will each conduct its respective work in an orderly fashion and manner so as not to unreasonably interfere with the other. Tenant's subcontractors with respect to all mechanical, electrical, and fire protection work in the Premises will be the subcontractors used by Landlord for such work in the Building, provided, however, if Tenant bids such subcontracts and the bids of Landlord's subcontractors are in excess of 5% higher than the next highest bid, Landlord shall either not unreasonably withhold approval of such other subcontractor(s) or require Tenant to use Landlord's subcontractor(s) but pay to Tenant (as additional Allowance) the difference between such bids. If requested by Tenant, Landlord shall supervise construction by Tenant's Contractors, in which case Tenant shall pay from the Allowance to Landlord a construction supervision and management fee equal to 5% of the total costs of construction of the Finish Work; otherwise, Tenant shall be responsible for supervising Tenant's Contractors, but Tenant shall also pay from the Allowance to Landlord a construction coordination fee equal to 1% of the total costs of construction of the Finish Work.

2.3 Tenant assumes full responsibility for Tenant's Contractor's performance of all work including compliance with Applicable Laws, and for all Tenant's Contractors' property, equipment, materials, tools or machinery placed or stored in the Premises during the completion thereof (subject to the provisions regarding Builder's Risk insurance). All such work is to be performed in a good and workmanlike manner consistent with first class standards.

2.4 Landlord has notified Tenant that Landlord has determined that the Base Building Work has been Substantially Completed. "Substantially Completed" means that all of the following have occurred: (i) Landlord has performed or completed substantially all of the Base Building Work which is the responsibility of Landlord to complete in accordance with the Base Building Drawings and this Work Letter, except only punch list items which: (1) do not substantially interfere with Tenant's ability to perform and complete Tenant's Finish Work, otherwise to complete improvements to the Premises to be made by Tenant or occupy or use the Premises, and (2) which are reasonably projected to be completed prior to the Rent commencement dates provided in Section 4 of the Lease for the affected areas; and (ii) all approvals, certificates of occupancy and permits (other than Tenant's business licenses and certificates of occupancy pertaining to the completion of Tenant's Finish Work), and those permits and approvals from the appropriate governmental authorities pertaining to the Base Building Work or other improvements to be constructed by Landlord required for the legal and practical occupancy of the Premises (except for such permits which by their terms cannot be issued until Tenant's Finish Work is completed); and (iii) the Landlord's Architect certifies in writing to Tenant that the portions of the Premises constituting Base Building Work and other improvements to be constructed by Landlord are substantially complete; and (iv) the construction of Common Areas, including, without limitation, lobbies, corridors, loading and parking facilities and the Base Building Systems serving the Building shall have been substantially completed and so certified by

Landlord's Architect and approved by the appropriate governmental authorities (to the extent required); and (v) Landlord has effected removal of rubbish and debris and Landlord's (and its contractors') construction materials and equipment to the extent necessary to permit Tenant access and use of the Building and Premises for commencing its Tenant Finish Work in the Premises. Following the Delivery Date and prior to Tenant's Contractors commencing the Finish Work, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's Architect and develop a list of items of Base Building Work that have not been completed (the items set forth on such list are referred to herein as "Punch List Items"). In the event of a dispute, Landlord's Architect and Tenant's Architect shall mutually resolve such dispute and if the Architects cannot agree upon a resolution, the Architects shall jointly appoint an independent architect whose determination shall be binding on the parties. The date on which Landlord delivers a fully executed original of this Lease to Tenant is referred to as the "Delivery Date." Following the Delivery Date, Landlord shall complete the Punch List Items with reasonable diligence and in a manner so as to minimize delay or interference with the completion of the Finish Work by Tenant and Tenant shall commence completion of the Tenant Finish Work, while being responsible for repair of damage caused by Tenant's Contractors in the Building or Premises. Following the Delivery Date, Tenant is responsible for the diligent completion of all finish work substantially in accordance with the Working Drawings (the "Finish Work"), at its sole cost and expense, subject to Landlord's payment of the Allowance. Tenant's use and occupancy of the Premises following the Delivery Date, as well as related use of the Building Complex in conjunction with such use, is subject to all of the terms and provisions of the Lease (except for Tenant's obligation to pay Base Rent and utilities, which shall be governed by the provisions of Section 4 and 7 of the Lease; it being understood that no Base Rent or utilities obligations shall commence until the Rent commencement dates provided in Section 4 of the Lease). Following the Delivery Date, to minimize interference or delay in the completion of the Finish Work and Punch List Items, Tenant will cause Tenant's Contractors to: (i) conduct work so as not to unreasonably interfere with any other construction occurring in the Building Complex (including Punch List Items or occurring with respect to the adjacent building known as Worldgate Plaza I; (ii) comply with the Requirements; and (iii) reach reasonable agreement with Landlord's Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities. Landlord shall likewise cause Landlord's Contractors to : (i) conduct work so as not to unreasonably interfere with Tenant's Contractors completion of Finish Work; (ii) cooperate with Tenant's Contractor's to permit their compliance with the Requirements; and (iii) reach reasonable agreement with Tenant's Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities. There shall be no charge for Tenant's and Tenant's Contractors access to the Building or for use of elevators or hoists and Landlord shall permit Tenant to operate a temporary construction office on a floor of the Premises following the Delivery Date or in a location designated by Landlord elsewhere in the Building Complex, to the extent space is available for such purpose and operation is permitted under applicable codes and will not limit Landlord's ability to obtain inspection approvals under applicable codes.

2.5 Landlord will pay the cost of the Finish Work as substantially completed in accordance with the Final Drawings (including the cost of preparation of the Space Plan and Final Drawings and Landlord's review thereof) in the amount of $2,457,751.00 (the "Allowance"). Landlord shall make progress payments on a monthly basis as portions of the Finish Work is completed following request of Tenant in accordance with Section 2.6. Finish Work Costs in excess of the Finish Allowance ("Excess Costs") will be at Tenant's sole cost and expense and will be paid promptly by Tenant, subject to the provisions of this Work Letter. Upon the execution hereof, Landlord shall pay to Tenant $8,058.20 as reimbursement for a portion of the costs incurred by Tenant for Tenant's Architect's programming and test fit design work, which amount shall be in addition to the Allowance (the "Design Allowance").

2.6 The Allowance is to be expended solely for the benefit of Landlord; that is, the Allowance will be expended only to pay for design, engineering, installation, and construction of the Finish Work which under the Lease becomes the property of Landlord upon installation and for cabling and wiring, but not for movable furniture, equipment, and trade fixtures not physically attached to the Premises. Not more than $250,000.00 of the Allowance shall be paid to Tenant's Architect and Tenant's Engineer for planning, architectural and engineering costs (in addition to the Design Allowance). Any of Landlord's costs and expenses payable to Landlord, required to be paid by Tenant under this Work Letter will also be paid out of the Allowance. Prior to Tenant commencing construction of the Finish Work, Tenant shall provide Landlord with notice of the total estimated cost of all Finish Work. As design, engineering, and construction work is completed and

Tenant receives invoices therefor, Tenant will submit requests for payment to Landlord not more frequently than monthly, along with appropriate lien waivers (substantially in the forms attached hereto as EXHIBIT 3) and such other related documentation as Landlord reasonably requires. On a monthly basis following receipt of such documentation (with such payment being made by the 30th of the month if all required documentation is received by Landlord by the 5th of such month), Landlord will pay the amounts requested by delivery to Tenant of Landlord's check(s) payable to Tenant or, at Landlord's option, payable to Tenant and Tenant's Contractors jointly; provided, however, that if the estimated costs of completing the Finish Work exceeds the Allowance, Landlord shall have the right to disburse the Allowance on a percentage basis, equal to that percentage of the invoiced work that equals the percentage that the Allowance constitutes of the total estimated costs of the Finish Work. Unless otherwise agreed by Landlord and Tenant in writing and subject to delays beyond Tenant's reasonable control, if any portion of the costs to be reimbursed by the Allowance has not been requested by Tenant or will be requested for Finish Work that is ongoing as of December 31, 2000 (which deadline shall be extended for Finish Work ongoing at the time of such deadline) such amounts shall be forfeited by Tenant.

2.7 Landlord will, during completion of the Finish Work and immediately thereafter, reasonably cooperate in the balancing of the Building HVAC system serving the Premises. Landlord shall pay for costs of balancing the Base Building Work portions of the HVAC system (including the central fans discharge and the perimeter heating/cooling zone) and Tenant shall pay for balancing the portions of the system within the Premises.

2.8 Subject to the mutual waiver in Section 18.6 of the Lease, Tenant will indemnify, defend and hold harmless Landlord, Building Manager, and Landlord's Contractors from and against liability, costs or expenses, including attorney's fees on account of damage to the person or property of any third party arising out of, or resulting from the performance of the Finish Work, including, but not limited to, mechanics' or other liens or claims (and all costs associated therewith), subject to Landlord's obligation to disburse the Allowance in accordance with the foregoing provisions. Tenant will also repair or cause to be repaired at its expense all damage caused to the Premises or the Building by Tenant's Contractors or its subcontractor, subject to the mutual waiver in
Section 18.6 of the Lease and the provisions for Builder's Risk insurance provided in this Work Letter and Exhibits. Further, Landlord will have the right as described in Section 12.1 of the Lease to post and maintain notices of non-liability. Subject to the mutual waiver in Section 18.6 of the Lease, Landlord will indemnify, defend and hold harmless Tenant and Tenant's Contractors from and against liability, costs or expenses, including attorney's fees on account of damage to the person or property of any third party arising out of, or resulting from the performance of the Base Building Work and other improvements and work performed by Landlord and Landlord's Contractors on Landlord's behalf, including, but not limited to, mechanics' or other liens or claims (and all costs associated therewith). Landlord will also repair or cause to be repaired at its expense all damage caused to the Premises or the Building by Landlord 's Contractors or its subcontractors, subject to the mutual waiver in Section 18.6 of the Lease and the provisions for Builder's Risk insurance provided in this Work Letter and Exhibits.

2.9 Tenant agrees to submit to Landlord within 60 days following completion of all work one reverse mylar sepia and two blueprint copies of the as built drawings (the Final Drawings showing all changes thereon as marked by Tenant's Contractors in the field to show field modifications).

2.10 Notwithstanding any provision herein or in the Lease to the contrary, Tenant's Rent obligations and other obligations will not be delayed or extended by any delay in completion of the Finish Work; provided, however, that Tenant shall be entitled to an abatement of Base Rent for any portion of the Premises as to which Tenant's completion of Finish Work for such portion of the Premises is delayed by Landlord Delay or by a casualty occurring after the Delivery Date that is covered by the Builder's Risk insurance carried by Landlord. The term "Landlord Delay" means any delay designated as such in this Work Letter or delay in the preparation, finalization or approval of the Space Plans, Working Drawings or completion of the Finish Work caused by Landlord's or Landlord's Contractors' failure to perform its or their obligations under this Work Letter within the time limits set forth herein that cause a delay in the completion of the Finish Work, including, without limitation, as a result of interference caused by Landlord or Landlord's Contractors (to the extent not permitted herein); Tenant shall provide notice to Landlord as soon as Tenant determines that Landlord Delay has occurred. All delays other than Landlord Delay are deemed "Tenant Delay."

2.11 Tenant designates and authorizes Dave Simmons, of the Orr Company, to act for Tenant in this Work Letter. Tenant has the right by written notice to Landlord to change its designated representative.

2.12 Landlord designates and authorizes George Chelwick to act for Landlord in this Work Letter. Landlord has the right by written notice to Tenant to change its designated representative.

2.13 All  notices  required  hereunder  will be in  writing in  accordance  with
Section 28 of the Lease. Whenever Tenant's or Landlord's approval or consent is required under the express terms of this Work Letter, such approval or consent shall not be unreasonably withheld, conditioned or delayed.

2.14 Landlord shall obtain Builder's Risk insurance on the Base Building Work and, if available in a form reasonably acceptable to Landlord and requested by Tenant, on the Finish Work on a Builder's Risk Completed Value Form or other comparable coverage; if such coverage on the Finish Work is obtained by Landlord, Tenant shall pay (by deduction from the Allowance) the costs attributable to coverage for the Finish Work. Upon request of Tenant, Landlord shall confirm whether such coverage of the Finish Work is applicable prior to Tenant commencing construction of any portion of the Finish Work. Builder's Risk insurance if applicable to the Finish Work shall include naming the interest of Landlord, Landlord's Contractor and subcontractors, Tenant, Tenant's contractor and subcontractors, and Landlord's mortgage, as their respective interest may appear on a Builder's Risk Completed Value Form or other comparable coverage. Such Builder's Risk coverage shall be in addition to, and not substitution for, the insurance (other than Builder's Risk) required under Exhibit 2 to be carried by Tenant, Tenant's Architect, Engineers and contractors with respect to the Finish Work.

                       Very truly yours,

                       WGP ASSOCIATES, LLC, a Virginia limited liability company

                       By:_________________________________
                                Authorized Signatory
                                   "Landlord"

ACCEPTED AND APPROVED this ____ day
of ______________, 2000.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation

By:_______________________________
Print Name:_______________________
Print Title:______________________

ATTEST:

By:_______________________________
Print Name:_______________________
Print Title:______________________
                  "Tenant"

                        LIST OF EXHIBITS

Exhibit 1         Space Plan and Drawings
                  Requirements

Exhibit 2         Landlord's Requirements of Tenant
                  the Contractors

Exhibit 3         Form of Lien Waivers
Exhibit 4         Base Building Drawings

                            EXHIBIT 1 TO WORK LETTER

               SPACE PLANS AND ARCHITECTURAL DRAWINGS REQUIREMENTS

I. Space Plans

     Tenant's Space Plans will comply with the following requirements which are intended to assist Tenant and Tenant's Architect in defining all information required for Landlord's review of the space usages and evaluation of the improvements contemplated thereby.

     1. All Space Plans will be drawn to 1/8" scale and may be produced on CAD equipment.

     2. Tenant will submit one reverse mylar sepia and two blue prints of all Space Plans with notes describing the general intent of the usage and the improvement requirements.

     3. The Space Plans and notes will include: (a) partition layout and door locations; (b) depiction of electrical and communication equipment requirements other than for normal office equipment, including modifications required to floor or main telephone or electric closets; (c) reflected ceiling plan showing non-standard lighting and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems; (d) Tenant's special mechanical and plumbing requirements; (e) Tenant's special floor loading requirements; (f) Tenant's requirements for floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and (g) approximate information regarding anticipated structural and mechanical, electrical, fire protection, controls and life safety system design requirements.

II. Architectural and Engineering Working Drawings

     Tenant's submission of Architectural Working Drawings and Engineering Working Drawings (collectively the "Working Drawings") shall include one reverse mylar and two blueprints of Architectural Drawings and Specifications to Landlord and comply with the following requirements which are intended to assist Tenant, Tenant's Architect and Tenant's Engineer in defining all information required by Landlord to complete Landlord's review of space usages and the quality and extent of the proposed construction and its effect upon the Base Building Work.

     The Working Drawings will depict the quality of Finish Work to be performed and must provide for a quality level equal to (as reasonably determined by Landlord) or exceeding the requirements of the Base Building Work.

     The Architectural Working Drawings and Engineering Working Drawings colectively will include but not be limited to: (a) partition layout and door locations; (b) electrical outlets, including the location and usage;
     (c) telephone outlets, including description of system, size of conduit servicing each outlet, power and mechanical requirements for system and any requirements affecting base building construction, including modifications required to floor or main telephone rooms; (d) reflected ceiling plan showing standard and non-standard lighting, switching requirements and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems, and will include all necessary specifications and details of items or construction; (e) Tenant's occupancy capacity, usage equipment loads for all spaces, particularly special usage rooms, including but not limited to conference rooms, lounges, coffee rooms, copy rooms, computer terminal or keypunch rooms, audio-visual rooms and reproduction or print rooms which require special heating, ventilating, air conditioning or fire protection (all specifications on usage or equipment therein, including BTU per hour output of all equipment and parameters as to extent of special work required); (f) Tenant's floor loading for all spaces (all specifications, weight, vibration and vibration isolation for each item sufficiently complete for structural engineering design), particularly special usage rooms, including, but not limited to file rooms, storage rooms, computer rooms and reproduction or print rooms; (g) floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and (h) all structural, mechanical, electrical, fire protection, controls and life safety systems requirements.

     The Working Drawings will include the following as well: (1) all millwork and equipment which will be part of the Finish Work and become part of the Premises; (2) a complete finish schedule for all floors, walls, ceilings, including millwork, door frames, etc.; (3) keying schedules; (4) special blocking requirements as may be required to support wall or ceiling hung furniture or equipment; and (5) all other information necessary to complete construction of the Premises, including the architect's and engineer's stamps if required by the Building Department.

                            EXHIBIT 2 TO WORK LETTER

                      LANDLORD REQUIREMENTS OF THE CONTRACT

The Contract will be subject to review and approval of Landlord in accordance with the Work Letter and will fully incorporate the following provisions. In the event of any conflict between any provisions of the Contract and the provisions below, the provisions below will control.

1. The Contract will be in writing and will cover all aspects of the Finish Work. No Finish Work will be performed except pursuant to the Contract. Fully executed copies of the Contract will be delivered to Landlord. If Landlord determines that the Contract does not comply with the provisions hereof, it will immediately be corrected and no work will be commenced in the Premises until the deficiencies have been corrected. Any delays in completion resulting from modifications (except as required by Landlord Delay) will be Tenant Delays. Following delivery of a copy of the Contract to Landlord and its approval (or deemed approval), no material modification will be effective unless and until a copy thereof has been delivered to Landlord for its review.

2. Changes in the Final Drawings will be made only upon prior written approval (or deemed approval) of Landlord (to the extent required under and in accordance with Section 1.5 of the Work Letter).

3. Scheduling of Finish Work: The Contract will obligate Tenant's Contractor to perform Finish Work in accordance with time schedules acceptable to Tenant, Tenant's Contractor and Landlord (which approval shall be based on consistency with Landlord's schedule for completion of the Base Building Work). Any schedule proposed by Tenant's Contractor will be based upon Tenant's Contractor applying its best efforts to the Finish Work.

4. Tenant's Contractor will not knowingly perform Finish Work inconsistent with the Final Working Drawings which will result in a lesser quality installation or provide inferior performance than that established by the base shell and core drawings and specifications covering similar work items. Landlord will have the right at any time during the performance of Finish Work or thereafter to require replacement and reconstruction at Tenant's Expense of Finish Work not conforming to the standards and specifications in the Final Drawings.

5. Tenant and Tenant's Contractor will give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority relating to the performance of the Finish Work. If either party observes that any Finish Work is at variance with any applicable codes, ordinances, laws, rules and regulations (collectively, "Applicable Laws"), it will promptly notify the other party and Landlord in writing, and necessary changes will be made by Tenant. If Tenant's Contractor performs any Finish Work that it knows is contrary to Applicable Laws, and fails to deliver prior notice to Tenant and Landlord, Tenant's Contractor will assume full responsibility therefor and will bear all costs attributable to repair, replacement or correction. Tenant, Tenant's Contractor and its subcontractors will comply with Federal, State and local tax laws, social security acts, unemployment compensation acts and such other acts and laws as are applicable to the performance of Finish Work.

6. All risk of loss to all property of Tenant, Tenant's Contractor and its subcontractors will be the sole responsibility of Tenant, Tenant's Contractor and its subcontractors, and Landlord will have no responsibility therefor, subject to Builder's Risk insurance on the Finish Work to the extent carried by Landlord in accordance with Section 2.14 of the Work Letter.

7. The following insurance requirements will be complied with:

     a. Minimum Coverage - Prior to any Finish Work being commenced by Tenant's Contractor, it will obtain and maintain insurance with minimum coverage and limits to protect Tenant and Landlord from the claims hereafter set forth which may arise or result from Tenant's Contractor's performance of any Finish Work, whether such work is performed by Tenant's Contractor, its subcontractors, or by anyone for whose acts such parties may be liable as follows (subject to the provisions below, such limits may be provided by an appropriate "umbrella" policy):

          (1) Workmen's Compensation and occupational disease insurance at the statutory limits provided for by the State of Virginia;

          (2) Employer's liability insurance in an amount not less than $100,000 for all damages arising from each accident or occupational disease;

          (3) Commercial general liability insurance covering:

               (i) Operations premises liability;

               (ii)Owner's and Contractor's protective liability;

               (iii) Completed operations;

               (iv)Product liability;

               (v) Contractual liability;

               (vi) Broad form property damage endorsement and property damage caused by conditions otherwise subject to exclusion for explosion, collapse or underground damage;

               (vii) Architect's and engineer's professional liability insurance (for Tenant's Architect and Tenant's Engineer)

          (4) Insurance limits:

               Bodily Injury:

               $1,000,000  each  occurrence;   $1,000,000   aggregate  completed
               operations products

               Property Damage

               $500,000 each occurrence; $500,000 aggregate operations; $500,000 aggregate protective; $500,000 aggregate completed operations products

          (5) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading and unloading thereof with limits of no less than:

               Automobile Bodily Injury:
               $500,000 each person; $1,000,000 each occurrence;

               Automobile Property Damage:
               $500,000 each person

     b. Unless Landlord retains Builder's Risk insurance on the Finish Work in accordance with Section 2.14 of the Work Letter, Tenant or Tenant's general contractor shall carry Builder's Risk insurance covering the completed value of the Finish Work which will afford coverage against "all risks" for physical loss or damage.

     c. Cancellation - All such insurance will be carried with a company reasonably satisfactory to Landlord and Tenant and the liability policy will name Landlord and Tenant and their employees and agents as additional insured parties. Each policy will provide that it will not be canceled or altered except after 15 days prior written notice to Tenant and Landlord, and the certificate of insurance will so state.

     d. Policy Termination - Tenant's Contractor and each subcontractor will maintain all insurance required hereunder during the term of the Contract and for a period ending one year after the date of completion of all Finish Work done pursuant to the Contract to the extent such insurance is written in a "claims made basis."

     e. Policies - Prior to commencement of work by Tenant's Contractor, it will deliver one copy of the policies or certificates evidencing such insurance to Tenant and Landlord. Such policies must be approved by Tenant and Landlord prior to commencement of work. Notwithstanding the above, Landlord may require greater coverage or larger limits by serving notice upon Tenant. Without the written consent of Landlord, Tenant's Contractor agrees that it will not allow any subcontractor to commence work within the building until such subcontractor has obtained the required insurance.

     f. Umbrella Liability Insurance - Umbrella liability insurance with limits of liability for claims of bodily injury, personal injury and property damage liability not less than $10,000,000 each occurrence and $10,000,000 aggregate.

     g. Waiver of Subrogation - Landlord, Tenant and Tenant's Contractor will waive all rights against each other, and their respective contractors, subcontractors and sub-subcontractors, agents and employees, for damages caused by fire or other perils covered under the Builder's Risk insurance policy on the Finish Work.

9. Tenant's Contractor will indemnify, defend, and hold harmless Tenant and Landlord and their respective representatives, agents and employees from and against all claims, damages, losses and expenses, including, but not limited to reasonable attorney's fees, arising out of or resulting from the performance of Finish Work or Tenant's Contractor's failure to perform in accordance with the Contract (but specifically excluding the Finish Work itself and the Building) which are: a) caused in whole or in part by any negligent act or omission of Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, loss, damage or expense is caused in part by a party indemnified hereunder, and b) attributable to bodily injury, sickness, disease or death, or destruction of or damage to tangible property including loss of use resulting from any of the foregoing acts.

Tenant's indemnification obligation under this Paragraph 9 will not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workmen's compensation acts, disability benefit acts or other employee benefit acts.

10. Tenant's Contractor and Tenant will agree that while Landlord may make available to Tenant's Contractor for incorporation into the Finish Work materials previously purchased by Landlord, Landlord is not the manufacturer of such materials nor is it the commercial supplier of such materials. Accordingly, Tenant and Tenant's Contractor will agree that if either one or both of them have any claim with respect to any of such materials supplied by Landlord for incorporation into the Finish Work, whether such claims relate to any alleged breach of an express warranty or an implied warranty or otherwise, any claims against Landlord whether directly or by way of defense, counterclaim, cross claim or offset are waived and released and such claims will be brought exclusively against the person or entity from whom Landlord purchased such materials or against the manufacturer. Landlord will execute such documents as may be reasonably necessary to assign any rights Landlord would otherwise have against a supplier or manufacturer.

11. Landlord or Tenant may require Tenant's Contractor to provide payment and performance bonds for any or all Finish Work, such bonds to be provided at Tenant's expense (subject to reimbursement under the Allowance). Any bond will be requested and provided prior to commencement of Finish Work.

12. If Tenant's Contractor is adjudicated a bankrupt, or makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of Tenant's Contractor's insolvency, or if Tenant's Contractor persistently or repeatedly refuses or fails, except in cases where delay is justified, to supply enough properly skilled workmen or proper materials or if Tenant's Contractor persistently disregards Applicable Laws, or otherwise is guilty of a substantial violation of a provision of the Contract, Tenant may, without prejudice to any right or remedy and after giving Tenant's Contractor and its surety, if any, 7 business days' written notice, terminate the Contract and take possession of all materials, equipment, tools, construction equipment and machinery owned by Tenant's Contractor and will thereafter complete the Finish Work by whatever method it may deem expedient. In such case, Tenant's Contractor will not be entitled to receive any further payments until completion of all Finish Work; provided, however, that Tenant's actions will not release Tenant's Contractor from any obligations to Tenant arising from its performance or nonperformance prior to the date of such termination. Following completion, Tenant will pay Tenant's Contractor an amount equal to the aggregate of the amounts actually due under the Contract at the time of the termination, less the cost to Tenant of completing the Finish Work.

13. Prior to commencement of any Finish Work in the Premises, Tenant's Contractor will give written notice to Landlord and Tenant of the date work will commence. If a subcontractor or materialman files a mechanics' lien as a result of performing Finish Work pursuant to the Contract, then, provided Tenant's Contractor has been paid for such work, Tenant's Contractor will indemnify and defend Tenant and Landlord from said lien and will, when requested by Tenant or Landlord, furnish (as Landlord or Tenant may specify) either a bond sufficient to discharge the lien, deposit in an escrow approved by Landlord and Tenant a sum equal to 150% of the amount of such lien or obtain for Landlord an endorsement through Landlord's title policy insuring against loss or damage resulting from such lien. Subject to any restrictions of Landlord's Mortgagee on the Building, Tenant's Contractor may, in cooperation with Landlord and Tenant, contest the validity of a mechanics' lien, including the right to prosecute any appeals so long as during the pendency of any contest, Tenant's Contractor will effectively stay any official or judicial sale of the Building, upon execution or otherwise, and so long as Tenant's Contractor immediately pays any final judgment entered and procures record satisfaction thereof. If Tenant or Landlord is a party to any such contest, or any other action resulting from or arising out of the performance of the Finish Work, Tenant's Contractor will pay all legal fees and other costs and expenses incurred by Landlord and Tenant in such action. If Tenant's Contractor fails to provide a bond, cash escrow or title endorsement, or otherwise fails to fully satisfy and obtain the release of a lien in accordance with the provisions hereof, Tenant's Contractor will be obligated to refund Tenant or Landlord, as the case may be, all monies that the latter may pay in discharging any such lien including costs and reasonable attorneys' fees incurred in settling, defending against, appealing or in any other manner dealing with any such lien.

14. Tenant's Contractor will warrant and agree at its expense to correct or cause to be corrected any defects in the Finish Work (including, but not limited to, defects due to defective workmanship or materials whether supplied, installed or performed by Tenant's Contractor or any subcontractor or supplier) which occur within one year after Tenant's Contractor has substantially completed the Finish Work, including completion of all punchlist items, or for such longer period as may be set forth in the Final Drawings. Tenant's Contractor will require a similar warranty in all subcontracts, and will deliver to Landlord and Tenant, together with appropriate assignments, if required, all warranties of subcontractors and suppliers. All warranties will extend to both Landlord and Tenant, as their respective interests in such Finish Work exist pursuant to the Lease.

15. Tenant's Contractor will: (a) comply with all reasonable rules relating to construction activities in the Building promulgated by Landlord or Landlord's Contractor; (b) be responsible for reaching agreement with Landlord as to the reasonable conditions for use of the elevators, systems interfacing, use of temporary utilities, access to the Premises and use of truck docks and storage areas (without charge).

16. Landlord shall make available hoisting, systems interfacing, and use of temporary utilities as is customary in construction of similar buildings in the suburban Washington, D.C. area, subject to Landlord's schedule for completion of the Base Building Work.

17. Landlord and Landlord's Contractor may, from time to time, inspect or perform work within the Premises. Such inspections or work will not unreasonably conflict with Tenant's Contractor's work. Landlord may suspend Tenant's Contractor's work in the Premises if such work, in the reasonable opinion of Landlord or of Landlord's Contractor, presents a danger to life, safety, or property, or in an emergency situation.

18. Tenant will give Landlord reasonable prior notice of all inspections, punchouts and other reviews during the course of construction so that Landlord may observe such events. Landlord will be likewise informed of all Building Department inspections and requirements for issuance of the Certificate of Occupancy for the Premises. Landlord's observation of any such events will, in no event be construed or interpreted as a review or approval by Landlord of any such work nor will it prevent Landlord, if it thereafter discovers any deficiency in such Work, from requiring correction. Tenant's Contractor will be solely responsible for obtaining a certificate of occupancy (or its equivalent) for the Premises (as distinguished from a similar certificate to the extent required for the Base Building Work) and will submit to Landlord the original prior to Tenant's occupancy of the Premises for the purpose of conducting business.

19. Landlord's Engineer or other agent will have the option of reviewing all equipment and materials to be used in the construction of the Finish Work for consistency with Final Working Drawings and all work prior to Tenant move-in. Such review will in no event constitute approval by Landlord and Landlord shall use reasonable efforts to minimize any delay arising from such reviews.

20. Tenant will promptly furnish Landlord a copy of the building permit issued to Tenant's Contractor after issuance.

21. Tenant's Contractor will not store materials or supplies in or outside the Building (other than within the Premises) without the prior approval of Landlord or Landlord's Contractor.

22. All deliveries except hand-held items must be taken to the floors via elevator(s) designated by Landlord for such purpose.

23. Tenant's Contractor will provide at all times direct supervision of all work being performed for Tenant.

24. Tenant's Contractor will cooperate with Landlord in disposing refuse resulting from the Finish Work. This may include the use of Landlord's dumpster and a proration of charges associated with such use or at Landlord's option at Tenant's expense the placement of Tenant Contractor's dumpster at a location reasonably specified by Landlord.

25. Tenant's Contractor will acknowledge that the work to be performed by it for Tenant is also for the direct benefit of Landlord. Landlord will have the right to pursue in its own name directly against Tenant's Contractor any rights or remedies including, without limitation, claims for damages granted to Tenant.

If any legal action or arbitration proceeding is commenced to enforce the provisions of the Contract or to recover damages as a result of the alleged breach of the provisions thereof, the prevailing party will be entitled to recover all reasonable costs incurred in connection therewith, including attorneys' fees.

The Contract will be construed in accordance with the laws of the State of Virginia Subject to Paragraph 26, any litigation or other proceeding will be decided by the applicable court in the State of Virginia.

26. All claims, disputes and other matters in question between Tenant and Tenant's Contractor arising out of, or relating to, the Contract, will be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. No such arbitration will include Landlord, its employees or consultants, except by written consent of Landlord and any other party sought to be joined.

                            EXHIBIT 3 TO WORK LETTER

                              FORM OF LIEN WAIVERS

Appropriate lien waivers substantially in the forms attached hereto (with blanks completed and notary revised as appropriate) as Exhibits 3-1, 3-2, 3-3, and 3-4, as the case may be, will accompany all requests for payment by Tenant.

                           EXHIBIT 3-1 TO WORK LETTER

STATE OF VIRGINIA          )                INTERIM CONTRACTOR'S AFFIDAVIT
                           ) ss.            RELEASE AND LIEN WAIVER
COUNTY OF _____________    )

TO WHOM IT MAY CONCERN:

     The undersigned, being first duly sworn, deposes and says that:

     1.  He is  _______________  of  the  ________________________,  who  is the
general Contractor for the project hereinafter identified (the "Contractor"), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

     2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work") pursuant to a Contract between Contractor and _______________________________, as Owner, for
the       improvements       and      project       commonly       known      as
__________________________________________ (the "Project") upon property legally
described    as:    ____________________________________________,    County   of
_______________, State of _______________, hereinafter referred to as the "Property."

     3. This instrument is executed and delivered in consideration of and for the purpose of inducing _________________________ ("Construction Lender") and the Owner to make an interim payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this interim payment, the Contractor has received interim payments totaling $__________ under the Contract.

     4. The undersigned for the Contractor, subject to the receipt and collection of the interim payment herein requested, warrants and represents that: (i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Contractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction

Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

     Dated this _____ day of _______________, 2000.

                                         _______________________________________
                                         Authorized representative of Contractor

     SUBSCRIBED  AND SWORN TO before  me this  _____ day of  __________________,
2000.

     My commission expires ________________________.

                                         _______________________________________
                                         Notary Public

                           EXHIBIT 3-2 TO WORK LETTER

STATE OF VIRGINIA          )
                           )                FINAL CONTRACTOR'S AFFIDAVIT,
COUNTY OF _____________    )                RELEASE AND LIEN WAIVER

TO WHOM IT MAY CONCERN:

     The undersigned, being first duly sworn, deposes and says that:

     1.  He is  __________________  of  the  _____________________,  who  is the
general Contractor for the project hereinafter identified (the "Contractor"), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

     2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work") pursuant to a Contract between Contractor and ____________________, as Owner, for the improvements and project commonly known as __________________________ ________________________ (the "Project") upon property legally described as:
_________________________________,  County of  __________,  State of __________,
hereinafter referred to as the "Property."

     3. This instrument is executed and delivered in consideration of and for the purpose of inducing _________________________ ("Construction Lender") and the Owner to make final payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this final payment, the Contractor has been paid in full the total contract price under the Contract.

     4. The undersigned for the Contractor, subject to the receipt and collection of the final payment herein requested, warrants and represents that:
(i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Contractor for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

     Dated this _____ day of _______________, 2000.


                                         _______________________________________
                                         Authorized representative of Contractor

     SUBSCRIBED  AND SWORN TO before  me this  _____ day of  __________________,
2000.

     My commission expires _______________________.

                                         _______________________________________
                                         Notary Public

                           EXHIBIT 3-3 TO WORK LETTER

                                                      INTERIM
          Project                                     SUBCONTRACTOR'S OR

                                                      MATERIAL SUPPLIER'S
          Job Address                                 AFFIDAVIT,

                                                      RELEASE AND LIEN
          Job Number                                  WAIVER




STATE OF _____________     )
                           ) ss.
COUNTY OF _____________    )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor"), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at:
_________________________________________________________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)
     1. He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)
     1. He is a  general  partner  in  _____________________________________,  a co-partnership composed of the undersigned and carrying on business at _______________________________, City of ___________. Said co-partnership is the
Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)
     1. He holds the title of  _______________,  in  _______________________,  a corporation organized under the laws of the State of ____________, carrying on business at ________________________________________, City of ____________,
State of _________________, which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2. Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract," which term will refer to the agreement or purchase order, as the case may be), under a general contract between _________________________________ (hereinafter called "Contractor"), and
________________________________   (hereinafter  called  the  Owner"),  for  the
improvements   or   project   known   as   ______________________________,    at
_________________________,  City of ____________,  County of ____________, State
of ____________ (hereinafter called the "Property").

     3. This instrument is delivered in consideration of and for the purpose of inducing Contractor to make interim payment of $__________ under the Subcontract, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this interim payment, Subcontractor has received from Contractor interim payments totaling $__________ under the Subcontract.

     4. Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Subcontractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract; (b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this _____ day of _______________, 2000.

                                         _______________________________________
                                         As Subcontractor, General Partner of
                                         Subcontractor, or Authorized Officer of
                                         Subcontractor, above described

STATE OF _______________   )
                           ) ss.
COUNTY OF _____________    )

     Subscribed and sworn to before me this _____ day of _____________, 2000, by ________________________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires ___________________________.


                                         _______________________________________
                                         Notary Public in and for
                                         said County and State

                           EXHIBIT 3-4 TO WORK LETTER

Project

Job Address

Job Number
FINAL SUBCONTRACTOR'S OR

MATERIAL SUPPLIER'S AFFIDAVIT,

RELEASE AND LIEN WAIVER

STATE OF __________        )
                           ) ss.
COUNTY OF _____________    )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor"), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at:
_______________________________________________________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)
     1.  He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)
     1.  He  is  a   general   partner   in   _____________________________,   a
co-partnership composed of the undersigned and carrying on business at ____________________________________________, City of ____________. Said
co-partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)
     1.  He  holds  the  title  of  _______________,  in  ______________________
____________________,  a  corporation  organized  under the laws of the State of
____________, carrying on business at _________________________________, City of
____________, State of ____________, which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2. Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract," which term will refer to the agreement or purchase order, as the case may be), under a general contract between ________________________________ (hereinafter called "Contractor"), and
_______________________________________  (hereinafter  called the "Owner"),  for the improvements or project known as ________________________ at _____________________________, City of ____________, County of __________, State
of _____________(hereinafter called the "Property").

     3. This instrument is delivered in consideration of and for the purpose of inducing Contractor to make final payment of $__________, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this final payment, Subcontractor has been paid in full the total subcontract price of $__________, for all of the work performed under the Subcontract, including retainage, if any.

     4. Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Subcontractor for itself, its successors, and on behalf of all persons able to claim through or under Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract; (b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this _____ day of _________________, 2000.

                                         _______________________________________
                                         As Subcontractor, General Partner of
                                         Subcontractor, or Authorized Officer of
                                         Subcontractor, above described

STATE OF _______________   )
                           ) ss.
COUNTY OF _____________    )

     Subscribed and sworn to before me this _____ day of _____________, 2000, by __________________________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires _______________________.

                                         _______________________________________
                                         Notary Public in and for said
                                         County and State

                            EXHIBIT 4 TO WORK LETTER

Savvis Project
Base Building Drawings

                                                    SHEET NAME             SHEET NUMBER              LATEST REVISION
---------------------------------------------------------------------------------------------------------------------
                                                   Cover Sheet                  1 of 11                        05/24
                                                Overview Sheet                  2 of 11                        05/24
                                                Overview Sheet                  3 of 11                        05/24
                                                Landscape Plan                  4 of 11                        05/24
                                                Landscape Plan                  5 of 11                        05/24
                                                Landscape Plan                  6 of 11                        05/24
                                                Landscape Plan                  7 of 11                        05/24
                                                Landscape Plan                  8 of 11                        05/24
                                                Landscape Plan                  9 of 11                        05/24
                                                Landscape Plan                 10 of 11                        05/24
                                             Landscape Details                 11 of 11                        05/24
                                      County Number 6795-SP-17                  1 of 40                        03/24
                         Existing Conditions & Demolition Plan                  2 of 40                        03/24
                                                     Site Plan                  3 of 40                        09/03
                      Sediment & Erosion Control Plan- Phase I                  4 of 40                        07/31
                     Sediment & Erosion Control Plan- Phase II                  5 of 40                        07/31
                   Sediment & Erosion Control- Notes & Details                  6 of 40                        07/31
                                       Sanitary Plan & Profile                  7 of 40                        07/31
                                                      Profiles                  8 of 40                        07/31
                                                      Profiles                 8A of 40                        03/24
                                      Storm Drain Computations                  9 of 40                        07/31
                                                Landscape Plan                 10 of 40                        09/03
                                     Landscape Details & Notes                 11 of 40                        09/03
                                      Fire Lane & Marking Plan                 12 of 43                        09/03
                                          Site Notes & Details                 13 of 40                        03/24
                                          Site Notes & Details                 14 of 40                        07/31
                                           Garage Parking Plan                 15 of 40                        07/31
                                     Geotechnical Requirements                 16 of 40                        03/24

                                   Illustrative Design Drawing                 11 of 13                        06/30
                                        Illustrative Rendering                       12                        06/30
                                        Illustrative Rendering                       13                        06/30
                                              Profiles/Letters                       27                      No Date
                                                      Proffers                       28                      No Date
                                                      Proffers                       29                      No Date
                                     Proffers Per PCA-D-093-11                       30                        11/14
                                                      Proffers                 36 of 40                        07/31
                          Drainage Study- Exisiting Conditions                       31                      No Date
                                     Post Developed Conditions                       32                        04/15
                                            TR-20 Flow Summary                       33                      No Date
                        BMP & Phosphorous Removal Calculations                       34                        08/16
                               Plan & Profile- Worldgate Drive                40A of 40                       Jul-87
                               Plan & Profile- Worldgate Drive                40B of 40                       Jul-87
                                  Project Data & Drawing Index                    A-001                        06/04
                         Door & Partition Types & Door Details                    A-002                        06/04
                                                 Door Schedule                    A-003                        06/04
                                             Hardware Schedule                    A-004                        06/04

                                               Finish Schedule                    A-005                        06/04
                                        Architechual Site Plan                    A-101                        02/02
                                              Parking- Level 1                    A-201                        06/04
                                              Parking- Level 2                    A-202                        06/04
                                              Parking- Level 3                    A-203                        02/99
                                              Parking- Level 4                    A-204                        02/02
                                       Typical Floor Plan- 1-4                    A-205                        02/02
                            Typical Floor Plan- 1-4  West-East                    A-206                        02/02
                                         Penthouse & Roof Plan                    A-207                        02/02
                                                   Lobby Plans                    A-208                        06/04
                                           Interior Elevations                    A-209                        09/28
                                              Interior Details                    A-210                        06/04
                                    Typical Core & Stair Plans                    A-211                        06/04
                           Toilet Plans - Elevations & Details                    A-212                        02/02
                      Parking Level 4- Ceiling Plan  West-East                    A-213                        06/04
                                           Exterior Elevations                    A-301                        02/02
                                           Exterior Elevations                    A-302                        02/99
                                           Exterior Elevations                    A-303                        02/02
                                    Exterior Elevation/Section                    A-304                        02/02
                                    Exterior Elevation/Section                    A-305                        02/02
                                              Building Section                    A-306                        02/02
                                                 Wall Sections                    A-401                        02/02
                                       Wall Sections & Details                    A-402                        02/02
                                      Exterior Section Details                    A-403                        06/04
                                                  Plan Details                    A-404                        06/04
                                                  Plan Details                    A-405                        06/04
                           Partial Building- Section & Details                    A-501                        06/04
                                       Stair Section & Details                    A-502                        02/02
                       Garage Level P1 - Foundation Plan  West                      S-1                        02/02
                       Garage Level P1 - Foundation Plan  East                      S-2                        02/02
                          Garage Level P2 - Framing Plan  West                      S-3                        02/02
                          Garage Level P2 - Framing Plan  East                      S-4                        02/02
                          Garage Level P3 - Framing Plan  West                      S-5                        02/02
                          Garage Level P3 - Framing Plan  East                      S-6                        02/02
                          Garage Level P4 - Framing Plan  West                      S-7                        02/02
                          Garage Level P4 - Framing Plan  East                      S-8                        02/02
                              Typical Floor Framing Plan  West                      S-9                        02/02
                              Typical Floor Framing Plan  East                     S-10                        02/02
                      Main Roof & Penthouse Framing Plan  West                     S-11                        02/02
                      Main Roof & Penthouse Framing Plan  East                     S-12                        02/02
                                   Penthouse Roof Framing Plan                     S-13                        02/02
                                         Column Schedule  West                     S-14                        02/02
                                         Column Schedule  East                     S-15                        02/02
                                                Beam Schedules                     S-16                        02/02
                                              Structural Notes                     S-17                        02/02
                                               Typical Details                     S-18                        02/02
                                               Typical Details                     S-19                        02/02
                                                      Sections                     S-20                        02/02
                                                      Sections                     S-21                        02/02
                            Cover Sheet  Equip. Sch. & Symbols                      M-1                        02/02
                                              Parking- Level 1                      M-2                        02/02
                               Part Plan Parking- Levels 2 & 3                      M-3                        02/02
                                              Parking- Level 4                      M-4                        02/02

                                 Typical Floor Plan- 1-3  West                      M-5                        02/02
                                 Typical Floor Plan- 1-3  East                      M-6                        02/02
                                          4th Floor Plan  West                      M-7                        02/02
                                          4th Floor Plan  East                      M-8                        02/02
                              Penthouse Duckwork & Piping Plan                      M-9                        02/02
                                       Typical Floor Core Plan                     M-10                        02/02
                                           4th Floor Core Plan                     M-11                        02/02
                             Riser & Flow Diagrams- Mechanical                     M-12                        02/02
                                           Details- Mechanical                     M-13                        02/02
                                           Details- Mechanical                     M-14                        02/02
                         Schedules, Symbols, & Notes- Plumbing                      P-1                        02/02
                   Parking Level 1- West  Underground Plumbing                      P-2                        02/02
                   Parking Level 1- East  Underground Plumbing                      P-3                        02/02
                   Parking Level 1- West Above Ground Plumbing                      P-4                        02/02
                   Parking Level 1- East Above Ground Plumbing                      P-5                        02/02
                           Parking Level 2 Plan  West Plumbing                      P-6                        02/02
                           Parking Level 2 Plan  East Plumbing                      P-7                        02/02
                           Parking Level 3 Plan  West Plumbing                      P-8                        02/02
                           Parking Level 3 Plan  East Plumbing                      P-9                        02/02
                           Parking Level 4 Plan  West Plumbing                     P-10                        02/02
                           Parking Level 4 Plan  East Plumbing                     P-11                        02/02
                       Typical Floor (1-3) Plan  West Plumbing                     P-12                        02/02
                       Typical Floor (1-3) Plan  East Plumbing                     P-13                        02/02
                                4th Floor Plan-  West Plumbing                     P-14                        02/02
                                4th Floor Plan-  East Plumbing                     P-15                        02/02
                         Penthouse & Roof Plan-  West Plumbing                     P-16                        02/02
                         Penthouse & Roof Plan-  East Plumbing                     P-17                        02/02
                       Typical Core (1-3) Plan-  West Plumbing                     P-18                        02/02
                       Typical Core (1-3) Plan-  East Plumbing                     P-19                        02/02
                                           Water Riser Diagram                     P-20                        02/02
                                        Sanitary Riser Diagram                     P-21                        02/02
                                           Storm Riser Diagram                     P-22                        02/02
                                 Fire Protection Riser Diagram                     P-23                        02/02
                                              Details Plumbing                     P-24                        02/02
               Symbols, Notes, Schedules, & Details Electrical                      E-1                        02/02
                                         Site Plan- Electrical                      E-2                        02/02
                              P1 Garage Level  West Electrical                      E-3                        07/12
                              P1 Garage Level  East Electrical                      E-4                        07/12
                              P2 Garage Level  West Electrical                      E-5                        02/02
                              P2 Garage Level  East Electrical                      E-6                        07/12
                              P3 Garage Level  West Electrical                      E-7                        07/12
                              P3 Garage Level  East Electrical                      E-8                        07/12
                              P4 Garage Level  West Electrical                      E-9                        07/12
                              P4 Garage Level  East Electrical                     E-10                        07/12
                          Typical Floor (1-3)  West Electrical                     E-11                        02/02
                          Typical Floor (1-3)  East Electrical                     E-12                        02/02
                               4th Floor Plan  West Electrical                     E-13                        02/02
                               4th Floor Plan  East Electrical                     E-14                        02/02
                          Penthouse Plan  West/East Electrical                     E-15                        02/02
                       Typical Core Plan  West/East Electrical                     E-16                        02/02
                     Main Lobby Lighting  West/East Electrical                     E-17                        02/02
                               Power Riser Diagram  Electrical                     E-18                        02/02
                             Switchboard Schedules- Electrical                     E-19                        02/02

                           Fire Alarm Riser Diagram- Elecrical                     E-20                        02/02
                           Fire Alarm Riser Diagram- Elecrical                     E-21                        02/02
                              Panelboard Schedules- Electrical                     E-22                        02/02
                              Panelboard Schedules- Electrical                     E-23                        02/02

                            EXHIBIT 5 TO WORK LETTER

Leasehold Improvements:

Tenant shall have the right to install, at its sole cost and expenses, a "7x24 Environmental Infrastructure" plant to support a Data Processing facility within the space under lease by Tenant in the Building. Such plant shall include an emergency generator, emergency generator fuel supply, supplemental HVAC equipment, UPS, and associated risers, in accordance with the terms of Paragraphs 3 and 5 of the Work Letter. Such plant design and equipment shall be identified on Tenant's Space Plans and reflected in the Architectural Working Drawings and Engineering Working Drawings, as referred to in the Work Letter.

Emergency Generator:
Landlord shall provide space for the Tenant's 1500 kW to 2000 kW emergency generator, in accordance with Paragraph 5 of the Addendum. Expenses associated with the installation, operation, and maintenance, including modifications of the Base Building Work, shall be borne by the Tenant.

Emergency Generator Fuel Supply:

Landlord shall provide space for the Tenant's emergency generator fuel supply tank, in accordance with Paragraph 5 of the Addendum. The space shall be used for installation of a 4,000 gallon diesel fuel tank use to supply the Tenant's generator with fuel. Expenses associated with the installation, operation, and maintenance of the equipment, including modifications of the Base Building Work, shall be borne by the Tenant.

Supplemental HVAC Equipment:

Tenant shall be permitted to install two chillers, pumps, controls, and electrical distribution equipment as required to supply the Tenant space with 24x7 redundant chilled water. The chiller shall be located on the roof of the Building in accordance with Paragraph 3 of the Addendum and the related equipment shall be located in areas approved by Landlord and Tenant in accordance with the Tenant's Space Plans and reflected in the Architectural Working Drawings and Engineering Working Drawings, as referred to in the Work Letter. Expenses associated with the installation, operation, and maintenance of the equipment, including any necessary screening and modifications to the Base Building Work, shall be borne by the Tenant.

Riser Backup Power:

Landlord shall provide riser space from the Tenant's emergency generator to a central distribution location in the lease space in accordance with the Base Building Drawings. The riser space shall be used for installation of conduit containing control wiring and electrical distribution cable used to supply the Tenant space with emergency power as reflected in the Architectural Working Drawings and Engineering Working Drawings, as referred to in the Work Letter. Expenses associated with the installation, operation, and maintenance of the conduit, including modifications of the Base Building Work, shall be borne by the Tenant.

Riser chilled Water:

Landlord shall provide riser space in accordance with the Base Building Drawings from the Tenant's chillers and Related Equipment to Tenant's HVAC equipment located in the lease space. The riser space shall be used for installation of piping used to transport chilled water and requisite control wiring used to supply the Tenant space with such supplemental cooling. Expenses associated with the installation, operation, and maintenance, including modifications of the Base Building Work, shall be borne by the Tenant.

There will be no additional rent for the space utilized by Tenant's Environmental Infrastructure plant as described herein to the extent such is located in areas approved by Landlord within the Premises, the Building's central plant, garage, the Building roof, parking lots, Building property, or other mechanical/electrical service areas.


                                       2